UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Daktronics, Inc.
(Name of Registrant as Specified in its Charter)

_____________N/A_____________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DAKTRONICS, INC.
201 Daktronics Drive
Brookings, South Dakota 57006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
September 16, 2026

Time	4:30 p.m. Central Daylight Time on Wednesday, September 16, 2026

Place	Daktronics, Inc. (the “Company,” “we,” or “us”)
201 Daktronics Drive
Brookings, South Dakota 57006

Items of Business	1.	To elect two directors of the Company to serve for a three-year term that expires on the date of the Annual Meeting of Stockholders in 2029 or until their successors are duly elected and qualified.
	2.	To approve, on an advisory (non-binding) basis, the Company's compensation of its named executive officers.
	3.	To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the Company for the 2027 fiscal year.

Recommendations	THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 3.

Record Date
You are entitled to notice of and to vote at the Company's 2026 Annual Meeting of Stockholders to be held on September 16, 2026 (the "Annual Meeting") if you were a stockholder of record at the close of business on July 20, 2026.

Annual Meeting	All stockholders are invited to attend the Annual Meeting in person with proof of ownership, such as your last broker or EQ Stockholder Services statement, and government-issued identification.

Voting by Proxy
THE ENCLOSED PROXY IS SOLICITED BY OUR BOARD. Shares of our common stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting or by valid proxy. YOUR VOTE IS IMPORTANT. Even if you plan to attend the Annual Meeting, please submit a proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Submitting a proxy now will not interfere with your right to attend the Annual Meeting or vote your shares at the Annual Meeting, if you wish to do so. The prompt submission of your proxy may save us additional expenses of solicitation. Stockholders may vote their shares:

	1.	over the internet;
	2.	by written ballot at the Annual Meeting;
	3.	by telephone; or
	4.	by mail.

For specific instructions, refer to the "Proxy Procedure" section of the proxy statement related to the Annual Meeting (the "Proxy Statement") or to the voting instructions on the proxy card for the Annual Meeting (the "Proxy Card"), both of which accompany this Notice of Annual Meeting of the Stockholders (this "Notice").

THE PROXY STATEMENT AND THE PROXY CARD ARE FIRST BEING DISTRIBUTED TO STOCKHOLDERS ON OR ABOUT JULY 28, 2026.

By Order of the Board of Directors,

Shawna Hanson
Corporate Secretary
Brookings, South Dakota
July 28, 2026

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE DAKTRONICS, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 16, 2026.

This Notice, the Proxy Statement, the Proxy Card, and our Fiscal 2026 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended May 2, 2026, are available at our cookies-free website at www.investor.daktronics.com.

Daktronics, Inc.

DAKTRONICS, INC.

PROXY STATEMENT
FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

GENERAL MATTERS

General
This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of Daktronics, Inc. (the "Company," "Daktronics," "we," "us," or "our") for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, September 16, 2026, at 4:30 p.m., Central Daylight Time, at Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota, 57006. The Annual Meeting will be held for the purposes set forth in the notice of such Annual Meeting on the cover page hereof (the “Notice of Meeting”).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
This year, we are taking advantage of the U.S. Securities and Exchange Commission (“SEC”) rules that allow us to furnish our proxy materials over the internet instead of mailing printed copies to each stockholder. These SEC rules give us the opportunity to serve our stockholders more efficiently by making the proxy materials available online and reducing the environmental impact and costs associated with printing and physical delivery. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials for the Annual Meeting (the “Internet Notice”), rather than a full paper set of the proxy materials. Unless you previously requested to receive printed copies of our proxy materials, you will receive the Internet Notice by mail or e-mail. All other stockholders, including stockholders who have previously requested to receive a paper copy of the materials, will receive a full paper set of the proxy materials by mail. The Notice of Meeting, the Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended May 2, 2026 (the “Form 10-K”), the proxy card accompanying this Proxy Statement (the “Proxy Card”), and other Annual Meeting materials are available for viewing, free of charge, on the internet at https://web.viewproxy.com/DAK/2026AM, no later than the day we begin mailing the Internet Notice. The materials will also be available for viewing on our website, www.investor.daktronics.com.

Stockholders who have affirmatively requested electronic delivery of our proxy materials will receive instructions via email regarding how to access these materials electronically. The Internet Notice will tell you how to access and review our proxy materials and how to vote your shares after you have reviewed our proxy materials. Pursuant to SEC rules, holders of our Common Stock, par value $0.00001 per share (“Common Stock”), may then access these materials and vote their shares over the internet or request delivery of a full set of proxy materials by mail, email, or telephone.

We intend to begin mailing the Internet Notice to stockholders on or about July 28, 2026. At that time, we will post our proxy materials for the Annual Meeting online and begin mailing paper copies of our proxy materials to stockholders who previously requested them.

The Internet Notice contains important information, including:

•The date, time, and location of the Annual Meeting.
•A brief description of the matters to be voted on at the Annual Meeting.
•A list of the proxy materials available for viewing at https://web.viewproxy.com/DAK/2026AM and the virtual control number you will need to use to access the site.
•Instructions on how to access and review the proxy materials online, how to vote your shares over the internet or via telephone, and how to get a paper or email copy of the proxy materials if that is your preference.

You may vote in person at the Annual Meeting or you may vote by proxy. To obtain directions to attend the Annual Meeting and vote in person, please call (605) 692-0200. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. If your share ownership is registered directly, you may refer to voting instructions contained in this proxy statement and in the Internet Notice. If your share ownership is beneficial (that is, your shares are held in the name of a bank, broker, or other nominee, referred to as being held in “street name”), your bank, broker, or other intermediary will issue you a voting instruction form that you use to instruct them how to vote your shares. Your bank, broker, or other intermediary must follow your voting instructions. Although most brokers and nominees offer mail, telephone, and internet voting, availability and specific procedures will depend on their voting arrangements.

Your vote is important. For this reason, the Board of Directors is requesting that you permit your shares of Common Stock to be voted by proxy at the Annual Meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

Stockholders Entitled to Vote; Record Date
Only stockholders of record at the close of business on July 20, 2026 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. A beneficial owner of shares may not vote at the Annual Meeting unless they obtain from their broker or institution a legal proxy that gives them the right to vote the shares. As of the Record Date, there were 48,305,826 shares of our

Common Stock outstanding and entitled to vote held by 724 stockholders of record. Each share of Common Stock is entitled to cast one vote on all matters subject to a vote at the Annual Meeting, and holders of Common Stock do not have cumulative voting rights. On the Record Date, the closing market price of our Common Stock, as reported on the Nasdaq Global Select Market was $19.46 per share. All stockholders are invited to attend the Annual Meeting in person with proof of ownership, such as the most recent broker or EQ Stockholder Services statement, and government-issued identification.

Counting Votes
The inspector of election appointed for the Annual Meeting will count the votes cast by proxy or in person at the Annual Meeting.

Brokers, banks, trustees, or other nominees who hold shares in street name for customers are generally required to vote the shares in the manner directed by their customers. Under applicable regulations, brokers, banks, and other intermediaries have the discretion to vote on “routine matters,” but do not have discretion to vote on “non-routine matters.” If their customers do not give any direction, brokers, banks, and other intermediaries may vote the shares on routine matters, but not on non-routine matters. Shares for which brokers, banks, trustees, or other nominees have not received instructions, and which therefore are not voted, with respect to a particular proposal are referred to as "broker non-votes" with respect to that proposal.

Proposal 1 (Election of Directors) (“Proposal 1”) and Proposal 2 (Advisory (Non-Binding) Vote to Approve Named Executive Officer Compensation) (“Proposal 2”) in this Proxy Statement are non-routine matters. Accordingly, brokers or other intermediaries who hold shares in street name for customers will not be able to vote the shares without instructions from their customers with respect to these proposals at the Annual Meeting. Proposal 3 in this Proxy Statement (Ratification of the Appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2027 fiscal year) (“Proposal 3”) is a routine matter.

Quorum
The holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting present in person or represented by proxy will constitute a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is present. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Vote Requirements

Election of Directors (Proposal 1)

At the Annual Meeting, two nominees for the Board (each a “Director-nominee”) will be voted upon in an uncontested election, meaning the number of nominees does not exceed the number of open seats, pursuant to Proposal 1. Pursuant to the Bylaws of Daktronics, Inc. dated as of April 17, 2025 (the “Bylaws”), each Director-nominee in an uncontested election must receive a majority of the votes cast with respect to such Director-nominee’s election by holders of shares entitled to vote at the Annual Meeting in order to be duly elected. This means that the number of votes cast “FOR” a Director-nominee must exceed the number of votes cast “AGAINST” him or her. Only votes "for" or "against" will affect the outcome. Abstentions and broker non-votes will have no effect on the outcome of Proposal 1.

Advisory (Non-Binding) Vote to Approve Named Executive Officer Compensation (Proposal 2)

Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at the Annual Meeting. Broker non-votes and abstentions will have no effect on the outcome of Proposal 2. While this vote is required by law, it is not binding on the Company or the Board. However, the Compensation Committee of the Board (the “Compensation Committee”) will take into account the outcome of the vote when considering future named executive officer compensation decisions.

Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for the 2027 Fiscal Year (Proposal 3)

The ratification of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the Company’s fiscal year ended May 1, 2027 (“Fiscal 2027”) under Proposal 3 requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at the Annual Meeting. Abstentions will have no effect on the outcome of this proposal. Broker non-votes are not expected for this proposal because brokers may vote uninstructed shares at their discretion since Proposal 3 is considered “routine.” Stockholder ratification is not required for the appointment of our independent registered public accounting firm. However, we are submitting the proposal to solicit the opinion of our stockholders.

How Votes are Submitted

You may vote your shares prior to the Annual Meeting by following the instructions provided in the Notice of Meeting, the Internet Notice, this Proxy Statement, the Proxy Card, and the voter website.

If you are a stockholder, you can vote on matters to come before the Annual Meeting:

•	by internet, at www.aalvote.com/DAK; or

•	by telephone, by calling 1-866-804-9616; or

•	if you have received a paper copy of the Proxy Card, by completing, dating, and signing the Proxy Card and returning it to us in the postage-paid envelope provided for that purpose.

If your shares are held in street name, your broker, bank, or other holder of record may provide you with the Internet Notice. If you receive these materials in paper form, the materials will include a voting instruction card so you can instruct your broker, bank, or other holder of record how to vote your shares.

Participants in the Daktronics, Inc. 401(k) Plan (the “401(k) Plan”) who hold Common Stock under the 401(k) Plan are entitled to instruct the trustee of the 401(k) Plan as to how to vote their shares. Each participant will receive the Internet Notice and can vote on matters as described above. The votes will be tabulated and submitted for vote by the trustee for the 401(k) Plan. If a participant does not timely vote, the trustee will vote the shares allocated to that participant in the same proportion as the shares that are voted by all other participants under the 401(k) Plan.

Proxies
All shares entitled to vote and represented by properly submitted proxies received before the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies if they are not revoked before the vote as described below. If no instructions are indicated on a properly submitted Proxy Card, the shares represented by that proxy will be voted as recommended by the Board. If any other matters are properly presented for consideration at the Annual Meeting, the proxy holders named on the Proxy Card will have discretion to vote on those matters in accordance with their best judgment to the extent permitted under Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Revocability of Proxies
Any proxy given in connection with the Annual Meeting may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by:

•	delivering a written notice of revocation to the Corporate Secretary of the Company;

•	submitting another proxy card bearing a later date (if written materials were received);

•	voting by telephone or via the internet after a prior telephone or internet vote; or

•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting alone will not itself constitute a revocation of a proxy).

Costs of Solicitation
All costs of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. We may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers, and other employees may also solicit proxies in person or by telephone, email, letter, or facsimile. Such Directors, officers, and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We have engaged Alliance Advisors LLC ("Alliance Advisors") to assist with the solicitation of proxies for an estimated fee of $52,000 plus approved disbursements and out-of-pocket expenses. We have agreed to indemnify Alliance Advisors and its affiliates against certain claims, liabilities, losses, damages, and expenses arising out of our agreement with Alliance Advisors. Alliance Advisors does not beneficially own any of our securities, and it has not purchased or sold any of our securities during the past two years. To our knowledge, there is no information regarding Alliance Advisors or any of its affiliates or associates required to be set forth in this Proxy Statement that is not set forth herein.

Procedures for Submitting Stockholder Proposals

Matters for Inclusion in the Proxy Materials for the 2027 Annual Meeting of Stockholders

To be eligible for inclusion in our proxy materials relating to our 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”), stockholder proposals intended to be presented at that meeting (other than proxy access nominations) must be in writing and received by us at our principal executive office on or before March 30, 2027. However, if the date of the 2027 Annual Meeting is more than thirty (30) days before or after September 16, 2027, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to the 2027 Annual Meeting will be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a‑8.

Matters for Consideration at the 2027 Annual Meeting, but not for Inclusion in the Proxy Materials

Pursuant to our Bylaws, we must receive in writing any stockholder proposals (other than director nominations) to be considered at the 2027 Annual Meeting, but not included in our proxy materials relating to that meeting pursuant to Rule 14a-8 under the Exchange Act, not earlier than May 19, 2027 and not later than June 18, 2027. However, if the date of the 2027 Annual Meeting is more than thirty (30) days before or more than sixty (60) days after September 16, 2027, then the deadline for submitting any such stockholder proposal will be not more than one hundred and twenty (120) days before the annual meeting and not less than the later of (i) ninety (90) days before such annual meeting or (ii) ten (10) days following the date on which Public Announcement (as defined in the Bylaws) of the date of such meeting is first made by the Company. Under Exchange Act Rule 14a-4(c)(1), the proxy holders designated by an executed proxy in the form accompanying our Proxy Statement for the 2027 Annual Meeting will have discretionary authority to vote on any stockholder proposal that is not received on or prior to the deadline described above.

Nominations of Individuals for Election as Directors at the 2027 Annual Meeting Using Proxy Access

Our Bylaws include a proxy access provision. Stockholders who meet the requirements set forth in our Bylaws may submit director nominations for inclusion in the proxy materials. Proxy access nominations for the 2027 Annual Meeting must be received by the Company no earlier than February 28, 2027 and no later than March 30, 2027. However, if the date of the 2027 Annual Meeting is more than thirty (30) days before or after September 16, 2027, then the deadline for submitting any such proxy access nominations is the later of the close of business on the date that is 180 days prior to the date of the 2027 Annual Meeting or the tenth (10th) day following the date that the date of the 2027 Annual Meeting is first publicly announced or disclosed. Proxy access nominations must meet all the requirements set forth in our Bylaws.

Nominations of Individuals for Election as Directors at the 2027 Annual Meeting (other than through Proxy Access)

In accordance with our Bylaws, for a stockholder’s notice of director nominations to be considered at our 2027 Annual Meeting, but not included in our proxy materials, it must be received by the Company not earlier than May 19, 2027 and not later than June 18, 2027. However, if the date of the 2027 Annual Meeting is more than thirty (30) days before or more than sixty (60) days after September 16, 2027, then the deadline for submitting such notice will be not more than one hundred and twenty (120) days before the 2027 Annual Meeting and not less than the later of (i) ninety (90) days before such annual meeting or (ii) ten (10) days following the date on which Public Announcement of the date of such meeting is first made by the Company. Stockholder director nominations must meet all of the requirements set forth in our Bylaws.

Any notice of director nomination submitted to the Company other than through proxy access must include the additional information required by Rule 14a-19(b) under the Exchange Act.

Written copies of all stockholder proposals (including proxy access nominations) should be addressed and sent to Shawna Hanson, Corporate Secretary; 201 Daktronics Drive; Brookings, SD 57006. Stockholder proposals must comply with the rules and regulations of the SEC and the Bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Common Stock by: (i) each member of our Board of Directors (each a “Director”) and Director-nominees; (ii) each of the Company’s named executive officers for the fiscal year ended May 2, 2026 (“Fiscal 2026,” and such named executive officers, the “Named Executive Officers” or “NEOs”); (iii) all executive officers of the Company and Directors as a group; and (iv) each stockholder who is known by us to beneficially own more than five percent of our outstanding shares of Common Stock. The information in the following table is as of the Record Date, except as otherwise indicated in the notes to the table.

Name and Address of Beneficial Owners	Note	Amount and Nature of Beneficial Ownership(1)	Percentage of Outstanding Shares(2)
Principal Stockholders:	(3)
Alta Fox Opportunities Fund, LP	(4)	2,886,799	6.0%
640 Taylor Street, Ste 2522
Fort Worth, TX 76102

Earnest Partners LLC	(5)	3,190,377	6.6%
1180 Peachtree Street NE, Suite 2300
Atlanta, GA 30309

Progeny 3, Inc.	(6)	2,650,037	5.5%
5209 Lake Washington Blvd NE, Suite 200
Kirkland, WA 98033

Named Executive Officers and Directors:	(7)
Howard I. Atkins	(8)	34,635	*
John P. Friel	(9)	77,629	*
Dr. José-Marie Griffiths	(10)	61,030	*
Shereta D. Williams	(11)	47,040	*
Dr. Lance D. Bultena	(12)	47,040	*
Andrew D. Siegel	(13)	228,641	*
Peter Feigin	(14)	10,356	*
Neil D. Glat	(15)	3,535	*
Mark F. Bowser	(16)	3,535	*
Ramesh Jayaraman	(17)(18)	7,089	*
Sheila M. Anderson	(19)	106,002	*
Bradley T. Wiemann	(20)	130,000	*
Matthew J. Kurtenbach	(21)	374,761	*
Brett D. Wendler	(22)	105,098	*
Carla S. Gatzke	(23)	978,562	2.0%
All Directors and all Executive Officers as a group (15 persons, consisting of those named above)		2,214,953	4.6%
* Less than one percent

(1)
Each person has sole voting and sole dispositive power with respect to all outstanding shares, except as noted. In computing the number of shares of Common Stock beneficially owned by our Directors and executive officers, we included: (i) outstanding shares of Common Stock subject to options held by that person or group that are currently exercisable; (ii) options held by that person or group that are exercisable within 60 days of the Record Date; and (iii) restricted stock awards and restricted stock units (“RSUs”) that are scheduled to vest within 60 days of the Record Date. We did not include these types of shares outstanding, however, for the purpose of computing the percentage ownership of any other person or group.

(2)
Applicable percentage ownership is based on 48,305,826 shares of Common Stock outstanding as of July 20, 2026; beneficial ownership includes sole voting power and sole investment power with respect to such shares unless otherwise noted and subject to community property laws where applicable.

(3)	To the Company's knowledge, except as noted in the table above, no person or entity is the beneficial owner of more than five percent of the outstanding shares of Common Stock.

(4)
Data based on Amendment No. 6 (“Amendment No. 6”) to the Schedule 13D filed by Alta Fox Opportunities Fund, LP (“Alta Fox Opportunities”) with the SEC on June 30, 2026, in which Alta Fox Opportunities reported that it beneficially owned these shares as of June 26, 2026. Also as set forth in Amendment No. 6, Alta Fox Opportunities does not have sole voting power or sole dispositive power with respect to any of the shares set forth in the table. In addition, as set forth in Amendment No. 6, and based on other information provided by Alta Fox Opportunities, the following persons may be deemed to be beneficial owners of the shares of Common Stock owned by Alta Fox Opportunities, and Alta Fox Opportunities shares voting and dispositive power with such persons as to such shares: Alta Fox GenPar, LP, as the general partner of Alta Fox; Alta Fox Equity, LLC, as the general partner of Alta Fox GenPar, LP; Alta Fox Capital Management, LLC, as the investment manager of Alta Fox Opportunities; and P. Connor Haley, as the sole owner, member, and manager of each of Alta Fox Capital Management, LLC and Alta Fox Equity LLC (such parties, collectively with Alta Fox Opportunities and its affiliates and associates, “Alta Fox”).

(5)
Data based on Schedule 13G filed by Earnest Partners, LLC (“Earnest”) with the SEC on May 15, 2026 in which Earnest reported that it beneficially owned these shares as of March 31, 2026. As set forth in the Schedule 13G, Earnest has sole voting power as to 2,044,850 shares, shared voting power as to 310,237 shares, sole dispositive power as to 3,190,377 shares, and shared dispositive power as to zero shares.

(6)
Data based on an Amendment to Schedule 13G/A filed by Progeny 3, Inc. (“Progeny”) with the SEC on July 3, 2025 in which Progeny reported that it beneficially owned these shares as of June 27, 2025. As set forth in the Amendment to Schedule 13G/A, Progeny has sole voting power and sole dispositive power as to all 2,650,037 shares.

(7)	The business address of our Directors, Director-nominees, and Named Executive Officers is 201 Daktronics Drive, Brookings, South Dakota, 57006.

(8)	Includes 34,635 shares of Common Stock owned directly by Mr. Atkins.

(9)	Includes 74,094 shares of Common Stock owned directly by Mr. Friel and 3,535 shares of restricted stock which vest on August 23, 2026.

(10)	Includes 57,495 shares of Common Stock owned directly by Dr. Griffiths and 3,535 shares of restricted stock which vest on August 23, 2026.

(11)	Includes 43,505 shares of Common Stock owned directly by Ms. Williams and 3,535 shares of restricted stock which vest on August 23, 2026.

(12)	Includes 43,505 shares of Common Stock owned directly by Dr. Bultena and 3,535 shares of restricted stock which vest on August 23, 2026.

(13)
Includes 43,446 shares of Common Stock owned directly by Mr. Siegel and 21,850 shares of restricted stock which vest on August 23, 2026. Also includes 163,345 shares owned by Prairieland Holdco, LLC ("PLH"). Mr. Siegel is the sole member and president of Prairieland MM, LLC. which is the manager of PLH.

(14)	Includes 6,821 shares of Common Stock owned directly by Mr. Feigin and 3,535 shares of restricted stock which vest on August 23, 2026.

(15)	Includes 3,535 shares of restricted stock which vest on August 23, 2026.

(16)	Includes 3,535 shares of restricted stock which vest on August 23, 2026.

(17)	Mr. Jayaraman became Chief Executive Officer (“CEO”), President, and a Director effective February 1, 2026, at which time Mr. Wiemann ceased to be Interim CEO and President and began serving as an Executive Vice President and advisor to the CEO.

(18)	Includes 7,089 RSUs which vest on August 23, 2026.

(19)
Includes 56,879 shares of Common Stock owned directly by Ms. Anderson, which includes 8,508 shares held through the 401(k) Plan, 45,582 shares subject to options, and 3,541 RSUs which vest on August 23, 2026.

(20)
Includes 125,946 shares of Common Stock owned directly by Mr. Wiemann, 1,700 RSUs which vest on August 23, 2026 and 2,354 RSUs which vest upon his retirement which will occur no later than September 5, 2026 pursuant to the Wiemann Agreement (as defined herein).

(21)	Includes 338,506 shares of Common Stock owned directly by Mr. Kurtenbach, 26,000 shares held by his children, 6,457 shares subject to options, and 3,798 RSUs which vest on August 23, 2026.

(22)
Includes 61,435 shares of Common Stock owned directly by Mr. Wendler, which includes 16,915 shares held through the 401(k) Plan, 40,152 shares subject to options, and 3,511 RSUs which vest on August 23, 2026.

(23)	Includes 978,562 shares of Common Stock directly owned by Ms. Gatzke, including 184,013 shares held through the 401(k) Plan, as of January 31, 2026 the date of her separation from the Company.

PROPOSAL ONE
ELECTION OF DIRECTORS

General
The Board currently consists of 10 individuals divided into three classes, with nine individuals serving staggered three-year terms of office and one individual serving a two-year term of office. There are two Directors (Dr. Lance D. Bultena and Dr. José-Marie Griffiths) whose terms will expire at the Annual Meeting; four Directors (John P. Friel, Ramesh Jayaraman, Shereta D. Williams, and Peter Feigin) whose terms will expire in 2027; and four Directors (Andrew D. Siegel, Howard I. Atkins, Mark F. Bowser, and Neil D. Glat) whose terms will expire in 2028.

The Nominating and Governance Committee of the Board (the "Nominating Committee") has recommended to the Board that each of Dr. Lance D. Bultena and Dr. José-Marie Griffiths be nominated for re-election at the Annual Meeting for a three-year term that expires at the date of the Annual Meeting of Stockholders in 2029 or until their successor is duly elected and qualified, and the Board has approved the recommendation.

Vote Required
See "General Matters – Voting at the Annual Meeting: Vote Requirements" for a description of the votes required for the election of Directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW FOR DIRECTORS.

Directors and Nominees for Director
The following table sets forth the name, age, and certain other information about each nominee for Director as of the Record Date:

Name	Age	Principal Occupation	Committees Served On
Dr. Lance D. Bultena	63	Global Director of Thought Leadership at Hogan Lovells Cadwalader US LLP	Nominating and Governance Committee; Audit Committee; Strategy and Risk Committee
Dr. José-Marie Griffiths	74	President of Dakota State University	Strategy and Risk Committee; Nominating and Governance Committee

Each of the Company's Director-nominees has consented to be named as a Director-nominee in this Proxy Statement and, if elected, serve as a Director. Except as described in the “Corporate Governance - Cooperation Agreements” section and elsewhere in this Proxy Statement: (i) none of our Directors or officers during the last fiscal year, Director-nominees, or any of their respective associates have any substantial interest, directly or indirectly, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting, other than elections to office; and (ii) no Director or Director-nominee is party or subject to any arrangement or understanding with any other person pursuant to which such Director or Director-nominee was or is to be selected as a Director or Director-nominee.

Nominees for Director

Dr. Lance D. Bultena (63) has been a Director since September 2021 and currently serves on the Nominating Committee and the Audit Committee of the Board (the “Audit Committee”) and as chair of the Strategy and Risk Committee of the Board (the “Strategy and Risk Committee”). Dr. Bultena is the Global Director of Thought Leadership at Hogan Lovells Cadwalader US LLP, a global law firm, where he is currently a senior counsel after serving as a partner for many years. He has been at the firm (and its predecessor Hogan & Hartson) since 1999. He was Counsel to the U.S. Senate Committee on Commerce, Science, and Transportation from 1995 to 1999. He received a doctorate (D. Phil) in Politics and a masters (M. Phil) in Economics from Oxford University which he attended as a Rhodes Scholar. He received a J.D. from Harvard Law School and did his undergraduate study at the University of South Dakota. The Board believes Dr. Bultena brings to the Board significant experience in helping businesses evaluate and address the challenges of technological change and public policy developments.

Dr. José-Marie Griffiths (74) has served as a Director and member of the Nominating Committee since September 2020 and as Chairperson of the Nominating Committee and a member of the Strategy and Risk Committee since March 2024. Dr. Griffiths is the chancellor of Dakota State University, a public university in Madison, South Dakota, a position she has held since the end of the 2025-2026 academic year. Prior to being chancellor, she served as president of Dakota State University since July 2015. Dr. Griffiths’ career spans research, teaching, public service, corporate leadership, economic development, and higher education administration. She has served in presidential appointments to the National Science Board, the United States President’s Information Technology Advisory Committee, and the United States National Commission on Libraries and Information Science. In 2018, she was appointed as a member of the National Security Commission on Artificial Intelligence, an independent federal entity formed pursuant to the National Defense Authorization Act for Fiscal Year 2019 for the purpose of reviewing and providing recommendations to the President and Congress related to the use of artificial intelligence for national security. She has led projects for over 28 United States federal agencies, such as the National Science Foundation, NASA, the Department of Energy, and various intelligence and military agencies, and over 20 major corporations, such as AT&T Bell Laboratories and IBM, in over 35 countries, and she has worked with seven major international organizations, including NATO and the United Nations. Dr. Griffiths has received over 20 significant awards in science, technology, teaching, and the advancement of women in these fields. She holds a Bachelor of Science degree and a Doctor of Philosophy in Physics and Information Science from the University College London ("UCL"). She was a Post-Doctoral Fellow in Computer Science and Statistics and was recently awarded a Doctor of Science honoris causa from UCL. The Board believes Dr. Griffiths brings to the Board expertise in a variety of new and emerging technologies, including cybersecurity and artificial intelligence, along with significant experience with both military and civilian federal agencies.

The identity of the remaining Directors whose terms do not expire at the Annual Meeting and certain information about them as of the Record Date are set forth below:

Howard I. Atkins (75) has been a Director since 2022 and has served as Acting Chief Financial Officer and Chief Transformation Officer of Daktronics since March 2025. Mr. Atkins’ term of employment as Acting Chief Financial Officer and Chief Transformation Officer of Daktronics will continue until the earlier of the date on which a new Chief Financial Officer is appointed by the Board or the date on which his service as Acting Chief Financial Officer and Chief Transformation Officer is terminated by the Board. Prior to his appointment as an officer of the Company, Mr. Atkins served as a member of the Compensation Committee, Audit Committee, and Strategy and Risk Committee. Mr. Atkins is a seasoned financial executive who currently owns and operates a consulting company that helps businesses improve their operating margins and develop and execute company-specific growth strategies, and these experiences uniquely qualify him for election to the Board. He is a former Chief Financial Officer of Wells Fargo & Company, where he helped successfully lead the bank through the 2008 financial crisis, and where he oversaw the acquisition of Wachovia Bank, creating the most prominent coast-to-coast bank in the U.S. at that time. Previously, he was Chief Financial Officer of New York Life Insurance Company (“NYLife”), where he helped identify and acquire non-U.S. insurance organizations as part of NYLife’s international expansion strategy, Chief Financial Officer of Midlantic Bank, which successfully completed a top-to-bottom financial restructuring during his tenure, and Corporate Treasurer of Chase Manhattan Bank, where he was responsible for several of that bank’s markets businesses in the U.S., Europe, and Asia. Mr. Atkins brings to the Board extensive governance experience, having served as a director of various public companies, including Occidental Petroleum (a large energy exploration and carbon sequester company), Ingram Micro (the world’s largest technology distributor), Lake Resources (an emerging “clean lithium” exploration company), and Express Scripts (one of the largest pharmacy benefits manager in the U.S.). There are no arrangements or understandings between Mr. Atkins and any other persons pursuant to which he was selected to serve as the Company’s Acting Chief Financial Officer and Chief Transformation Officer. For information regarding the arrangement pursuant to which Mr. Atkins was originally elected to the Board, please refer to the section of this Proxy Statement entitled “Proposal One – Election of Directors – Cooperation Agreements.”

Mark F. Bowser (70) has been a Director since September 2025, the Audit Committee Chair since September 2025, and a member of the Strategic Transactions Committee of the Board (the “Strategic Transactions Committee”) since its formation in March 2026. Mr. Bowser retired as Executive Vice President and Chief Financial Officer at Cox Automotive Inc. (“Cox Automotive”), a role he held from 2017 to 2023. Cox Automotive is a subsidiary of family-owned Cox Enterprises, Inc. (“Cox”) and a global automotive services and software company whose vision is to transform the way the world buys, sells, and owns cars. Mr. Bowser joined Cox in 2006 as vice president of Cox Business, where he was responsible for overseeing the commercial services division of Cox Communications, Inc. In this role, he provided leadership to develop and serve a $7 billion market of diverse business customers. Prior to joining Cox Automotive, Mr. Bowser was vice president of the Large Corporate Accounts business division for Dell Technologies, Inc. (“Dell”), where he was responsible for providing computing solutions to Fortune 1000 customers. Prior to joining Dell, Mr. Bowser served as president of the $3.5 billion Enterprise Markets division of Sprint Corporation (“Sprint”), which provided integrated telecommunications solutions to Fortune 500 companies, and as senior vice president of Sprint’s business sales. He has held an extensive number of senior-level financial positions including accounting, financial analysis, and mergers and acquisitions at various companies. Mr. Bowser earned a bachelor’s degree in Finance and Accounting from Pennsylvania State University. He has been a board member for the STARTLIGHT Foundation and Ronald McDonald House charities and was named a Penn State Alumni Fellow in 2012. Additionally, Mr. Bowser is on the Penn State Shrayer Honors College Board and the Reynold Wellness Board. Over his 30-year career, Mr. Bowser has been responsible for a portfolio of diverse strategic areas including finance, operations, sales, marketing, and business development for several Fortune 500 companies, bringing a variety of professional experiences to the Board.

Peter Feigin (56) has served as a Director, a member of the Compensation Committee, and a member of the Strategy and Risk Committee since his appointment to the Board in March 2025. Mr. Feigin was appointed to the Board pursuant to the Alta Fox Cooperation Agreement (as defined below), between the Company and Alta Fox. Mr. Feigin currently serves as an Advisor for We Build Mobile Apps, LLC, the parent company of AthleteApps.com. Prior to such role, Mr. Feigin previously served as the President of the Milwaukee Bucks and as President of Fiserv Forum. Mr. Feigin brings more than two decades of dynamic corporate leadership in sports and entertainment, which are among the key attributes that qualify him for election to the Board. Beyond spearheading the development and launch of the Milwaukee Bucks Foundation, he serves on the boards of the Boys & Girls Clubs of Greater Milwaukee, the Milwaukee Public Museum, the Milwaukee Public Schools Foundation, and City Year Milwaukee, while co-chairing the African American Chamber of Commerce and the COA Parents of the Year.

In 2017, Mr. Feigin served as the chairman of the American Heart and Stroke Association’s annual campaign. Mr. Feigin also joined the board of CEOs Against Cancer’s Wisconsin chapter. Mr. Feigin’s experience cuts across a wide spectrum of business and entertainment corporations, from the NBA to private aviation, and from digital media and motion pictures to theme parks. Prior to joining the Bucks, Mr. Feigin served as the Chief Marketing and Revenue Officer of Deluxe Entertainment Services Group, a major international entertainment company, where he managed global business units and handled branding and business development. Prior to joining Deluxe, Mr. Feigin was the President and Chief Operating Officer of Marquis Jet Partners Inc./NetJets, the world’s leading private aviation company. Mr. Feigin was integral in Berkshire Hathaway’s NetJets acquisition of Marquis Jet in 2010 and played a central role in the integration of the two companies. After transitioning post-merger to the same responsibilities at NetJets, he led the company to significant revenue growth. Mr. Feigin was appointed to the Board pursuant to the Alta Fox Cooperation Agreement. For information regarding the arrangement pursuant to which Mr. Feigin was appointed to the Board, please refer to the section of this Proxy Statement entitled “Proposal One – Election of Directors – Cooperation Agreements.”

John P. Friel (72) has been a Director and member of the Audit Committee since September 2015, a member of the Compensation Committee since October 2016, and Chairperson of the Compensation Committee since September 1, 2020. Mr. Friel has served as the Principal and Founder of Five Radicals, which focuses on Baldrige Performance Excellence, strategic planning, general business consulting to entrepreneurial medical device companies, and private equity business development opportunity search efforts, and as a Senior Partner of the Mikan Group, LLC, a general management consulting company. He also is currently a director at Preservation Technologies L.P., American Productivity and Quality Center, and Magvation, Inc., a medical device development company. Mr. Friel started his career as a Certified Public Accountant working for Touche Ross & Co. Mr. Friel served for 30 years in various capacities at MEDRAD, Inc. (“MEDRAD”), a global affiliate of Bayer, AG that designs, develops, manufactures, sells, and supports medical devices. He served in various roles in MEDRAD’s accounting department before earning promotions to Treasurer and Vice President of Corporate Planning in 1986 and Vice President of Business Development in 1987. Mr. Friel joined the MEDRAD management team following another promotion in 1989 and served as Executive Vice President of Sales and Marketing from 1989 to 1995, Senior Vice President and General Manager from 1995 to 1998, and President and Chief Executive Officer from 1998 to 2010. MEDRAD received the Malcolm Baldrige National Quality Award twice during Mr. Friel’s tenure, once in 2004 and again in 2010. Mr. Friel retired as Chief Executive Officer of Vascor, Inc., a pre-clinical medical device development company, in December 2019, and he has served as a member of its board of directors since June 2016. He holds a Master of Arts in Law and Diplomacy from Tufts University and a Bachelor of Arts in Political Science and Bachelor of Science in Accounting from Pennsylvania State University. Mr. Friel brings to the Board extensive global general management knowledge and practice, given his strong experience in building and growing businesses, especially in technical product development and global expansions, which align with many of the Company's initiatives and strategies.

Neil D. Glat (58) has served as a Director and a member of the Nominating Committee and Compensation Committee since September 2025 and as a member of the Strategic Transactions Committee since its formation in March 2026. Mr. Glat has been the Managing Member of NG Strategies, LLC, a consulting firm and Florida limited liability company, where he provides strategic advice to private equity firms and emerging companies in sports, media, and technology businesses, since September 2019. Mr. Glat previously provided similar services through NG Strategies, a New York limited liability company, from September 2019 until it was dissolved in 2025. Mr. Glat has also served as Chair of the Board of Evolv Technologies, Inc. (“Evolv”), a leader in AI-based weapons detection, since November 2023 and as a member of Evolv’s board of directors since July 2021, on the advisory boards for NewHold Investment Corp III and NewHold Investment Corp IV, both of which are publicly-traded special purpose acquisition companies (“SPACs”), and as a Venture Advisor to Lightscape Partners, an AI-focused venture capital platform. He also currently serves on Evolv’s investment and nominating & corporate governance committees. Previously, Mr. Glat served on the board of directors of FuboTV, Inc. (“Fubo”), a sports-centric over-the-top streaming content distributor, from March 2024 until the completion of its merger with Disney’s Hulu + Live TV business in October 2025. During his tenure at Fubo, he chaired the compensation committee and served on the nominating and corporate governance committee of the board. From December 2021 until February 2024, Mr. Glat served as Co-President, Americas for SPORTFIVE, a global sports marketing agency, where he led the strategic direction and day-to-day management of the agency’s U.S. operations. Mr. Glat also previously served on the board of directors of NewHold Investment Corp. I from July 2020 to July 2021 and NewHold Investment Corp. II from October 2021 to April 2023, both of which were publicly-traded SPACs. In addition, Mr. Glat was on the board of directors of ASM Global, a privately held company and the world’s largest venue management company, from 2019 until its sale in August 2024. From April 2012 through August 2019, he served as President of the New York Jets, where he was responsible for all team business operations, and, from September 2019 to March 2020, he was a Senior Advisor to the New York Jets. Prior to that, Mr. Glat was a senior executive at the National Football League for 15 years, where he oversaw corporate development, strategy, stadium development, and club business growth. Mr. Glat had also previously been an Operating Advisor for Arctos Sports Partners, a private equity platform focused on the professional sports industry, and H.I.G. Capital, a private equity firm with over $60 billion under management. Earlier in his career, Mr. Glat worked in management consulting at McKinsey & Company and investment banking at Dillon, Read & Co. Mr. Glat is actively involved with nonprofit and charitable organizations, including serving on the Board of Advisors for the University of Pennsylvania’s School of Social Policy & Practice. Mr. Glat earned a Bachelor of Sciences in Economics with a concentration in Finance from The Wharton School at the University of Pennsylvania and a Juris Doctor from Harvard Law School. Throughout his career, Mr. Glat has led and shaped high-profile organizations, scaled businesses, encouraged innovation, and accelerated growth through strategy, operating expertise, and strong execution. Mr. Glat’s experience as a senior executive, board director, and strategic advisor with experience in sports, media, hospitality, and technology provides extensive value to the Board.

Ramesh Jayaraman (50) has served as President and CEO of Daktronics and a Director since February 1, 2026 and as an executive of the Company from December 10, 2025 until February 1, 2026. Prior to joining Daktronics, Mr. Jayaraman served as Senior Vice President, Bosch Home Comfort for the Johnson Controls HVAC R&LC Acquisition (Americas), where he led regional integration planning and growth initiatives to build a global champion in the HVAC industry, from November 2024 to August 2025. From April 2021 to October 2024, he served as Regional President of Bosch Building Technologies, where he was responsible for overseeing various functions, including global end-to-end Audio Communications Business Unit, the North America products business, and the Integrator Business Unit for North America, where he led the organization’s security, safety, energy services and building management systems business segments with operations spanning across the United States and Canada. Prior to joining Bosch, Mr. Jayaraman served as Vice President and General Manager, Asia Pacific, at Harman Professional Solutions, a provider of professional audio, video, and lighting technologies, from September 2016 to April 2021. Mr. Jayaraman holds a Master of Business Administration from the University of Illinois Chicago and a Bachelor of Science in Mechanical Engineering from Delhi College of Engineering. The Board believes that Mr. Jayaraman’s experience as a seasoned executive with more than 25 years of experience leading complex global operations and business transformations across North America, Europe, and Asia, including in various senior executive roles over the past five years with the Bosch Group, as well as his knowledge of the Company’s operations and executive management experience in our business qualifies him for service on the Board.

Andrew D. Siegel (61) has served as a Director and member of the Compensation Committee and Nominating Committee since September 2022 and as Chair of the Board (the “Chair”) since March 2025. He also serves as the Strategic Transactions Committee Chair since its formation in March 2026. From October 2023 until the date of his election as the Chair, Mr. Siegel served as the Lead Independent Director of the Board (“Lead Independent Director”). Mr. Siegel has managed PLH, whose sole member is TLI Bedrock, LLC ("TLI"), a private multi-strategy investment firm of which he is chief investment officer. In 2019, he co-founded and served as Executive Chairman of FourQ Systems, Inc., an enterprise financial technology company which was sold to Blackline, Inc. in January 2022. Mr. Siegel was founding partner of Advance Venture Partners, the investment fund of global media company Advance Publications, Inc. (“Advance”). From 2010 to 2019, in his role as Executive Vice President, Strategy and Corporate Development of Advance, Mr. Siegel was responsible for growth initiatives at the holding company and its operating units, including Condé Nast and oversaw The Sports Business Journal/SBD. Mr. Siegel joined Advance from Yahoo! Inc. (“Yahoo”), where he led the digital media company’s corporate development team from September 2009 until December 2010. Prior to joining Yahoo, he was an executive with General Electric Company ("GE") and its financial arm, General Electric Capital Corporation, from 2004 until 2009. He joined GE upon its acquisition of InVision Technologies, Inc. in December 2004, where he had served as an executive officer since 2001. He began his career as a corporate lawyer at Skadden, Arps, Slate, Meagher & Flom, LLP in New York City. Mr. Siegel received a Bachelor of Arts from the Newhouse School of Public Communications at Syracuse University, a D.H.L and a M.A. degree from the Jewish Theological Seminary, and a juris doctor degree (JD) from New York University School of Law. Mr. Siegel brings to the Board his experience in strategy, corporate development, law, and finance. For information regarding the arrangement pursuant to which Mr. Siegel was originally elected to the Board, please refer to the section of this Proxy Statement entitled “Proposal One – Election of Directors – Cooperation Agreements.”

Shereta D. Williams (52) has been a Director since September 2021, has served on the Compensation Committee since September 2021, has served on the Strategy and Risk Committee since March 2024, and has served on the Strategic Transactions Committee since its formation in March 2026. Ms. Williams has served as Executive Vice President of Cox since January 2025. Prior to that time, she held a variety of strategy, corporate development, and business development roles within the Cox family of companies, including Vice President, Business Development of Cox from 2020 to 2021; President of Videa, LLC from 2014 through 2020; Vice President of Development for Cox Media Group from 2010 to 2013; and Director of Development and Digital Services for Cox Television from 2001 through 2006. In between the roles at Cox from 2006 through 2009, she was the managing director of the currency division for Maven Funds, a startup hedge fund in Atlanta, Georgia, where she was responsible for managing traders, implementing automated trading systems, risk management, and operations. She began her career working in investment banking as an analyst for mergers and acquisitions for Lazard Freres & Co, LLC from 1996 through 1998. She holds a Bachelor of Science degree in Electrical Engineering, with a concentration in Economics, from the Massachusetts Institute of Technology. Ms. Williams brings to the Board extensive knowledge in corporate development, strategy, and mergers and acquisitions, as well as operational leadership in the digital communications industry. As a result of these and other professional experiences, Ms. Williams possesses particular knowledge and experience in executive management, and the finance, human capital management, technology, and manufacturing areas relevant to our business.

Cooperation Agreements
The Prairieland Group. The Company received a letter dated May 27, 2022, as amended May 31, 2022, from PLH which notified the Company of PLH's intent to nominate candidates to the Board, among other requests (the "Nomination Letter"). On July 23, 2022, the Company entered into a Cooperation Agreement (the “Prairieland Cooperation Agreement”) with PLH and its affiliates (collectively, the “Prairieland Group”).

Pursuant to the Prairieland Cooperation Agreement, the Company agreed to nominate Mr. Siegel to the Board for election at the Company’s 2022 annual meeting of shareholders. Following the 2022 annual meeting of shareholders, the Board appointed Mr. Siegel to the Nominating Committee. On December 7, 2022, the Board of Directors expanded the size of the Board to eight members and appointed Howard I. Atkins as the eighth Director and as a member of the Compensation Committee. Mr. Atkins was appointed to the Board pursuant to the Prairieland Cooperation Agreement.

In addition, under the Prairieland Cooperation Agreement, the Prairieland Group irrevocably withdrew the Nomination Letter, ceased all solicitations of proxies and other activities in connection with the 2022 annual meeting of shareholders, and agreed to vote in accordance with the recommendation of the Board with respect to certain proposals at all stockholder meetings, subject to various exceptions.

The Prairieland Group also agreed to certain customary standstill provisions and a voting commitment for the duration of the Prairieland Cooperation Agreement. The Prairieland Cooperation Agreement terminated during Fiscal 2026.

The Prairieland Cooperation Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 27, 2022.

Alta Fox. On March 3, 2025, the Company entered into a Cooperation Agreement (the “Alta Fox Cooperation Agreement”) with Alta Fox. Pursuant to the Alta Fox Cooperation Agreement, the Company agreed to: (i) increase the size of the Board by one seat; and (ii) appoint Mr. Feigin to the Board and a Temporary Special Committee of the Board with a term expiring at the 2027 Annual Meeting. In exchange, Alta Fox agreed to cease its solicitation in connection with the Company’s 2025 special meeting of stockholders (the “2025 Special Meeting”) to vote on the reincorporation of the Company from South Dakota to Delaware (the “Reincorporation”). Alta Fox also agreed, from March 3, 2025 until the first day following the conclusion of the 2027 Annual Meeting (the “Standstill Period”), to vote all shares of the Company’s Common Stock that it beneficially owns: (i) in favor of the Reincorporation at the Special Meeting; and (ii) in accordance with the Board’s recommendations on all proposals at subsequent meetings of stockholders, except that Alta Fox (x) may vote in accordance with Institutional Stockholder Services Inc. and Glass, Lewis & Co. LLC if they both recommend differently from the Board (other than on proposals with respect to the election, removal, or replacement of Directors or the Reincorporation) and (y) may vote in Alta Fox’s discretion on Extraordinary Transactions (as defined in the Alta Fox Cooperation Agreement). In accordance with the Alta Fox Cooperation Agreement, Alta Fox also dismissed with prejudice all claims against the Company and its Directors and/or officers, and Alta Fox and the Company agreed to release each other from any claims except for those arising out of the Alta Fox Cooperation Agreement. The Alta Fox Cooperation Agreement also contains certain non-disparagement provisions.

Under the Alta Fox Cooperation Agreement, Alta Fox also agreed to certain customary standstill provisions during the Standstill Period prohibiting it from, among other things: (i) acquiring, in the aggregate, beneficial ownership of more than 5,973,599 shares of Common Stock subject to limited exceptions; (ii) soliciting proxies; (iii) advising or knowingly encouraging any person with respect to the voting or disposition of any securities of the Company; and (iv) taking actions to change or influence the Board, management, or the direction of certain Company matters.

In connection with the Alta Fox Cooperation Agreement, the Company agreed to, among other things: (i) amend its bylaws to require a Lead Independent Director be selected by the Independent Directors if the Chair is not an Independent Director (as defined below); (ii) engage an independent compensation consultant by March 31, 2025; (iii) hold an investor day prior to December 31, 2025 (the “Investor Day Covenant”); and (iv) not re-nominate at least one of the Company’s incumbent directors at the 2025 Annual Meeting (the “Renomination Covenant”).

On October 24, 2025, the Company entered into a First Amendment to Cooperation Agreement (the “Alta Fox Cooperation Agreement Amendment”) with Alta Fox. The Alta Fox Cooperation Agreement Amendment modified the Alta Fox Cooperation Agreement solely to extend the deadline under the Investor Day Covenant from December 31, 2025, to May 2, 2026. The Company has fulfilled all of its obligations under the foregoing covenants set forth in the Alta Fox Cooperation Agreement, as amended by the Alta Fox Cooperation Agreement Amendment.

For additional information about the Alta Fox Cooperation Agreement, as amended by the Alta Fox Cooperation Agreement Amendment, please refer to the Company’s Current Report on Form 8-K filed with the SEC on March 3, 2025, Exhibit 10.1 thereto, the proxy statement relating to the Special Meeting and filed with the SEC on March 24, 2025, the Company’s Current Report on Form 8-K filed with the SEC on October 30, 2025, and Exhibit 10.1 thereto.

Independent Directors
The Nominating Committee has determined that each of Messrs. Bowser, Feigin, Friel, Glat, and Siegel, Ms. Williams, Dr. Bultena, and Dr. Griffiths are "Independent Directors," as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules ("Independent Directors"). Accordingly, the Board is, and was at all times during Fiscal 2026, composed of a majority of Independent Directors as required by the Nasdaq Listing Rules. In addition, none of our Directors are a party to any agreement or arrangement that would require disclosure pursuant to Nasdaq Listing Rule 5250(b)(3) regarding the payment of compensation to directors by a third party in connection with serving as a Director.

Board Diversity
The members of our Board are highly qualified, outstanding individuals. The Nominating Committee has a primary objective: to identify Board members – irrespective of gender or race – that represent the greatest value to our Company and stockholders. The Nominating Committee strives to assemble a Board that has diversity of thought, with each member offering unique insight and perspective, where individual members share a common ability to work productively within the context of the Board and management team.

PROPOSAL TWO
ADVISORY (NON-BINDING) APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The foundation of our executive compensation program is to pay for performance. Base compensation for our executive officers is set similarly to members of our peer group, and a meaningful portion of the compensation paid to our Named Executive Officers is based on long-term equity incentive compensation and annual non-equity incentive compensation, which is focused on the key results and strategic drivers of our business.

See the section of this Proxy Statement entitled “Compensation Discussion and Analysis” which explains in more detail our executive compensation program.

We believe that, viewed as a whole, our compensation practices and policies are appropriate and fair to both the Company and its executives and align with the long-term interests of our stockholders.

As required by Section 14A of the Exchange Act, we are asking for stockholder approval of the compensation of our NEOs. As an advisory approval, this proposal is non-binding. However, the Board and our Compensation Committee, which are responsible for designing and overseeing the administration of our executive compensation program, value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our CEO and all of the other Named Executive Officers.

Vote Required
See "General Matters - Voting at the Annual Meeting: Vote Requirements" for a description of the votes required for approval on an advisory, non-binding basis of the Company's compensation of its Named Executive Officers.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL TWO, THE ADVISORY (NON-BINDING) APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC’S COMPENSATION DISCLOSURE RULES.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm ("Independent Auditor") for Fiscal 2027. Deloitte has been our Independent Auditor since 2017.

The Audit Committee recognizes the importance of maintaining the independence of the Independent Auditor, both in fact and appearance. Each year, the Audit Committee evaluates the qualifications, performance, and independence of our Independent Auditor and determines whether to re-engage such firm. In doing so, the Audit Committee considers, among other things, the quality and efficiency of the services provided by the Independent Auditor, its capabilities and technical expertise, its knowledge of our operations and industry, and relevant information concerning its independence.

Although ratification is not required by the Bylaws or otherwise, the Board is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice and because the Audit Committee values the views of our stockholders regarding the choice of Deloitte as our Independent Auditor. If the stockholders do not approve the selection of Deloitte as our Independent Auditor, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different Independent Auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. A representative from Deloitte is expected to be present at the Annual Meeting, have an opportunity to make a statement if such representative desires to do so, and be available to respond to appropriate questions.

Audit Committee Pre-Approval Procedures
The Audit Committee pre-approves all audit and permissible non-audit services provided by Deloitte. These services may include audit services, audit-related services, tax services, and other services. For each proposed service, the Company’s management and the Independent Auditor must submit to the Audit Committee detailed supporting documentation at the time of approval to permit the Audit Committee to make a determination as to whether the provision of such services would impair Deloitte’s independence, and whether the fees for the services are appropriate.

Audit and Other Professional Fees
The following table presents the aggregate fees billed for professional services rendered by Deloitte, including out-of-pocket expenses, for Fiscal 2026 and the fiscal year ended April 26, 2025 (“Fiscal 2025”). As provided in the Audit Committee’s Charter, all engagements for any non-audit services by our Independent Auditor must be approved by the Audit Committee before the commencement of any such services. The Audit Committee may designate a member or members of the Audit Committee to represent the entire Audit Committee for purposes of approving non-audit services, subject to review by the full Audit Committee at its next regularly scheduled meeting. The Audit Committee considers the provision of services by Deloitte to us, over and above the audit fees, to be compatible with the ability of Deloitte to maintain its independence.

	Fiscal Year Ended
	May 2, 2026	April 26, 2025
Audit Fees (1)	$1,797,856	$1,267,957
Audit-Related Fees (2)	79,979	47,500
Tax Fees (3)	—	—
All Other Fees (4)	3,790	3,790
Totals	$1,881,625	$1,319,247

(1)	Audit Fees consist of fees related to professional services rendered in connection with the audit of our annual financial statements, the audit of our internal control over financial reporting, the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees are fees for assurance and related services performed by Deloitte, primarily consisting of fees related to the audit of our employee benefit plan.

(3)	Tax Fees are for tax compliance, tax advice, and tax planning.

(4)	All Other Fees are fees for other permissible work performed by Deloitte that does not meet the above category descriptions.

Vote Required
See "General Matters - Voting at the Annual Meeting: Vote Requirements" for a description of the vote required for ratification of the appointment of Deloitte as our Independent Auditor.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 1, 2027, AS SET FORTH IN PROPOSAL THREE.

CORPORATE GOVERNANCE

Board Leadership Structure
The Board is committed to achieving the long-term mutual prosperity of all stakeholders while maintaining the highest standard of responsibility and integrity. The Board has adopted these corporate governance principles to provide an effective framework that reflects a set of core values and provides a foundation for Daktronics governance and management systems. Specific Board responsibilities to achieve this commitment include:

•	Strategic and operational planning: reviewing the overall operating, financial, and strategic plans and performance of Daktronics;

•	Management oversight: selecting and evaluating the Company’s CEO and approving and monitoring the selection and evaluation process of other executive officers;

•	Governance, compliance, and risk management: overseeing appropriate policies of corporate conduct and compliance with laws; and

•	Financial reporting: reviewing the process by which financial and related non-financial information about the Company is provided to management, the Board, and the Company’s stockholders.

The Board believes that it must stay well-informed about the issues, challenges, and opportunities facing Daktronics so that the Board members can properly exercise their fiduciary responsibilities to our stockholders. As part of this process, the Board is kept informed of our business, strategies, and major corporate actions through discussions with the Named Executive Officers identified in the Summary of Compensation Table included in this Proxy Statement, by reviewing material provided to them and by participating in meetings of the Board and its committees.

Daktronics has separated the roles of Chair and CEO. The Chair, Mr. Siegel, is an Independent Director and served as the Lead Independent Director from October 2023 until his appointment as the Chair in March 2025. The Board believes the separation of the Chair and CEO roles allows the CEO to focus sufficient time and energy on operating and managing the Company while leveraging the Chair’s experience and perspectives.

The Chair presides over the Board meetings and consults with the CEO to set the agenda for Board meetings. This collaborative process assures that the agenda takes into account issues and concerns of all Directors and is forward-looking and focuses on strategic matters. The Chair also calls and presides over meetings of our independent Directors.

The Chair is responsible for promoting effective relationships and open communication among Directors and the CEO, building consensus among Board members, building an effective and complementary Board, promoting the highest standards of corporate governance, participating actively in the selection of new Directors, and promoting the orientation of new Directors to provide coaching and support for their development.

Our governance practices are compliant with the Nasdaq Listing Rules and the corporate governance regulations of the Sarbanes-Oxley Act of 2002. Among other things, these practices include the following:

•	The Nominating Committee reviews with the Board annually the composition of the Board as a whole, including the Directors’ independence, skills, experiences, age, diversity, and availability of service to the Company.

•	The Nominating Committee recommends Director candidates for approval by the Board and election by the stockholders, taking into account the Company’s need for diverse skills, professional experiences, backgrounds, and other qualities to ensure a variety of viewpoints.

•	The Board and its committees conduct periodic self-evaluations administered by the Nominating Committee.

•	Independent Directors generally meet in conjunction with regularly scheduled quarterly Board meetings and at other appropriate times.

•	The Board and all Board committees are authorized to hire their own advisors as they deem necessary or advisable to fulfill their obligations, and the Company will pay the costs of such advisors.

Meetings of the Board and Committees
During Fiscal 2026, the Board held ten meetings; the Audit Committee met four times; the Compensation Committee met seven times; the Nominating Committee met six times; the Strategy and Risk Committee met two times; and the Strategic Transactions Committee met three times. All of the incumbent Directors attended at least 75 percent of all meetings of the Board and Board committees upon which they served (during the time in which they served), and seven of the incumbent Directors attended the annual meeting of stockholders held in September 2025 either in person or via video conference.

Executive Sessions of the Board

The Board has adopted a practice of meeting in executive session, and with independent Directors only. The independent Directors met in executive session four times in Fiscal 2026.

Annual Meeting Attendance Policy
As set forth in our Corporate Governance Guidelines, members of the Board are expected to devote sufficient time and attention to prepare for, attend, and participate in Board meetings, stockholder meetings, and meetings of committees of the Board on which they serve. Although we do not have a formal policy requiring Directors to attend our Annual Meeting, they are encouraged to do so.

Board’s Role in Risk Oversight
The Board takes an active role in risk oversight both as a full Board and through its committees. The Company's management team attends a portion of each regular Board meeting, and the Board engages management in a review of the business with respect to our strategies and risks. Such risks include those inherent in our businesses as well as the risks from external sources such as competitors, cybersecurity, the economy, credit markets, and regulatory and legislative developments. Management is in regular communication with the Board about the assessment, management, and strategic response to the significant risks to the Company. Board committees also provide risk updates to the Board on risks within each committee’s purview, and the Strategy and Risk Committee enables an intentional focus of the Board on the Company's longer-term strategic opportunities, plans, and related risks; engages management in review of the Company's longer term strategic planning, strategic initiatives, and technology roadmaps; and provides oversight of the Company's risk framework and material risks impacting the Company's long-term strategic plans. The Audit Committee is also required by its charter to review policies and practices for enterprise risk management, including delegation to appropriate Board committees. In March 2026, the Board created a Strategic Transactions Committee to support management in considering and executing business combination transactions and the risks associated therewith. The Board’s role in risk oversight has not affected its leadership structure.

Stock Ownership and Retention Guidelines
The Board has implemented stock ownership guidelines for Directors set forth in our Corporate Governance Guidelines (the “Director Stock Ownership Guidelines”). Under the Director Stock Ownership Guidelines, each Director is expected to achieve a target of five times his or her annual retainer, excluding shares subject to options. Directors have five years from the date they first become a member of the Board to achieve this level of ownership. As of the Record Date, all Directors owned more than the minimum level of our Common Stock under, or were otherwise in compliance with, Director Stock Ownership Guidelines.

In August 2025, the Board has also adopted the Daktronics, Inc. Executive Stock Ownership Policy, (the “Executive Stock Ownership Policy”). Under the Executive Stock Ownership Policy, our CEO is expected to achieve a target of six times his or her base salary, our CFO is expected to achieve a target of three times his or her base salary, and each vice president is expected to achieve a target of 1.5 times his or her base salary. Executives have five years from the date they first become an executive officer or the date the Executive Stock Ownership Policy was adopted (whichever is later) to achieve this level of ownership.

Insider Trading Policy; Hedging
We have adopted insider trading policies and procedures, as required by Item 408(b) of Regulation S‑K, in the form of the Daktronics, Inc. Stock Trading Policy (the “Insider Trading Policy”), which governs the purchase, sale, and other dispositions of the Company’s securities by all of our directors, officers, employees, and their family members. The Insider Trading Policy is designed to promote compliance with insider trading laws, rules, and regulations, as well as Nasdaq rules and regulations. It prohibits our directors, officers, and employees from trading securities of any company, including Daktronics, while in possession of material non-public information, and also prohibits directors, executive officers, and certain specified employees (the “Covered Persons”) from buying, selling, or gifting Daktronics securities even if not in possession of such information during certain trading blackout periods. It also prohibits the Covered Persons from effecting short sales of Daktronics securities and from engaging in hedging transactions and purchasing or selling derivative securities, such as puts and calls, relating to Daktronics securities.

Code of Conduct
The Board has adopted the Daktronics Global Code of Conduct (the “Code of Conduct”), which applies to all of our employees, officers, and Directors. Included in the Code of Conduct are ethics provisions that apply to our CEO, Chief Financial Officer, and all other financial and accounting management employees. The Code of Conduct is available on our website at www.daktronics.com. The Nominating Committee reviews the Code of Conduct annually and oversees its implementation.

Clawback Policy
The Board has adopted the Daktronics, Inc. Executive Incentive Compensation Clawback Policy (the “Clawback Policy”) providing for the recoupment of certain executive compensation in the event of an accounting restatement resulting from the Company’s material noncompliance with financial reporting requirements under the federal securities laws. It is designed to comply with Section 10D of and Rule 10D-1 under the Exchange Act and Nasdaq Listing Rule 5608. The Clawback Policy applies to the Company's current and former executive officers, as determined by the Board in accordance with Section 10D of the Exchange Act and the listing standards of the Nasdaq Global Select Market, and such other senior executives who may from time to time be deemed subject to the Clawback Policy by the Board (the “Covered Executives”). If the Company is required to prepare an accounting restatement of its financial statements due to the Company's material noncompliance with any financial reporting requirement under the securities laws, the Board will require reimbursement or forfeiture of any excess Incentive Compensation (as defined below) received by any Covered Executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. For purposes of the Clawback Policy, the term “Incentive Compensation” means “Incentive-based compensation” as defined in accordance with Section 10D of the Exchange Act and the listing standards of the Nasdaq Global Select Market for Covered Executives if such compensation is granted, earned, or vested based wholly or in part on the attainment of one or more financial reporting measures. The term “financial reporting measures” has the same meaning as defined in accordance with Section 10D of the Exchange Act and the listing standards of the Nasdaq Global Select Market. The amount to be recovered will be the excess of the Incentive Compensation paid to the Covered Executive based on the erroneous data over the Incentive Compensation that would have been paid to the Covered Executive had it been based on the restated results, as determined by the Board.

Equity Grant Practices
Although we have not adopted a formal policy pertaining to the timing of stock option grants or other equity grants, it is our practice not to time the grant of equity awards, including stock options, in relation to the release of material non-public information. Similarly, the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Certain Relationships and Related Person Transactions

Daktronics Related Person Transaction Policy: The Board of Directors has adopted the Daktronics Related Person Transaction Policy (the “RPT Policy”), a written policy containing procedures with respect to related party transactions, that the Audit Committee oversees. Under the RPT Policy, a “Related Person Transaction” is generally defined as a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which: (i) the Company was, is, or will be a participant; (ii) the amount involved exceeds $120,000; and (iii) in which any “Related Person” had, has, or will have a direct or indirect material interest. The RPT Policy generally defines a “Related Person” as: (a) a Director, Director-nominee, or executive officer of the Company at any time during the last fiscal year; (b) a beneficial owner of more than five percent of any class of our voting securities; (c) any immediate family member of any of the foregoing persons; or (d) any entity that employs any of the foregoing persons or in which any of the foregoing persons is a general partner or principal or owns a 5% or greater ownership interest. Our Chief Financial Officer is responsible for overseeing the monitoring and identification of Related Person Transactions and the appropriate reporting of any potential Related Person Transactions to the Audit Committee. The Audit Committee reviews and, if appropriate, approves Related Person Transactions, including certain transactions which are deemed to be pre-approved under the RPT Policy. On an annual basis, the Audit Committee reviews any previously approved Related Person Transactions that are ongoing.

Transactions with Jeremy Johnson: Jeremy Johnson, our Vice President of Commercial and High School, Park and Recreation, is the brother-in-law of Sheila M. Anderson, our Chief Data and Analytics Officer and an executive officer of the Company, and he is therefore considered a Related Person under the RPT Policy and applicable SEC rules. During the periods of Fiscal 2026 and of Fiscal 2027 through the date of this Proxy Statement, Mr. Johnson received approximately $480,000 as compensation for services rendered as an employee of the Company, inclusive of RSUs that vest over a four-year period contingent on continued employment with the Company and PSUs that vest only upon the attainment of certain performance goals over a three-year period. Ms. Anderson did not have any input in the compensation decisions for Mr. Johnson. The Company and the Audit Committee believe that the foregoing compensation paid to Mr. Johnson was fair, reasonable, and in line with market practices for comparable positions.

Transactions with Reece A. Kurtenbach: Effective April 10, 2025, our former President and CEO, Reece A. Kurtenbach, was appointed as Interim Chief Executive Officer of X Display Company Technology Limited (“XDC”), which was a variable interest entity in which the Company held a minority ownership interest during Fiscal 2026. Mr. Kurtenbach served as a member of the Board from the beginning of Fiscal 2026 through January 31, 2026, at which time he resigned from the Board. As previously disclosed in reports filed by the Company with the SEC, Reece A. Kurtenbach also served as a director and executive officer during the fiscal year ended April 26, 2025 and is the brother of Matthew J. Kurtenbach, an executive officer of the Company, and Carla S. Gatzke, a former executive officer of the Company. As a result of Reece A. Kurtenbach’s appointment as Interim Chief Executive Officer of XDC and the foregoing relationships between Mr. Kurtenbach and the Company and its executive officers, he was considered a Related Person under the RPT Policy and a related party under ASC 850 - Related Party Disclosures and applicable SEC rules prior to the sale of XDC on December 22, 2025.

Transactions with Peter Feigin: On April 29, 2025, the Company entered into a contract with Milwaukee Bucks Inc. The total value of the contract was $683,417. The terms of both of the above-referenced arrangements between the Company and Milwaukee Bucks Inc. were arm’s-length transactions made in the ordinary course of the Company’s business. Peter Feigin, a member of the Board, was the President of Milwaukee Bucks Inc. at the time of these transactions.

Since April 27, 2025, there have been no other transactions with related persons that are required to be reported under SEC rules.

Committees of the Board
Each of our Independent Directors devotes his or her time and attention to the Board’s standing committees. The Board has established five standing committees consistent with the Nasdaq Listing Rules so that certain areas can be addressed in more depth than may be possible at a full Board meeting. Ad hoc task forces of Board members may also be formed from time to time to consider material strategic issues.

The Board currently has five standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Strategy and Risk Committee, and the Strategic Transactions Committee. Their primary functions and memberships are as follows:

Audit Committee. The Audit Committee is a separately-designated, standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is currently comprised of Mark F. Bowser (Chairperson), John P. Friel, and Dr. Lance D. Bultena. The Board has determined that Mr. Bowser, Mr. Friel, and Dr. Bultena each meet the independence standards under Rule 5605(a)(2) of the Nasdaq Listing Rules, are qualified as “audit committee financial experts,” as that term is defined in Item 407(d)(5)(ii) of SEC Regulation S-K, and meet the heightened requirements for audit committee members pursuant to Rule 5605(c)(2)(A) of the Nasdaq Listing Rules. The Audit Committee monitors the Company's compliance with laws and regulations, assists the Board in fulfilling its oversight responsibilities concerning the quality and integrity of our financial reports and related filings with the SEC, and is expressly empowered by its charter to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. In furtherance of its purposes, the Audit Committee, among other responsibilities: (i) oversees the accounting and financial reporting process and audits of the financial statements and related SEC filings; (ii) appoints and determines the compensation of our Independent Auditor; (iii) reviews the scope and findings of the audit; (iv) reviews the adequacy and effectiveness of our accounting policies and system of internal control over financial reporting; and (v) oversees the RPT Policy and related policies and procedures with respect to related party transactions described above in the section entitled “Certain Relationships and Related Transactions.” The Audit Committee has a formal written charter, which is available on our website at www.daktronics.com, and annually reviews and reassesses the adequacy of its charter. In performing its duties, the Audit Committee, as required by applicable rules of the SEC, issues a report recommending to the Board that our audited financial statements be included in our annual report on Form 10-K and determines certain other matters, including the independence of our Independent Auditor. The Audit Committee Report for Fiscal 2026 is included in this Proxy Statement.

Compensation Committee. The Compensation Committee is currently comprised of John P. Friel (Chairperson), Shereta D. Williams, Andrew D. Siegel, Neil D. Glat, and Peter Feigin. The Board has determined that each member of the Compensation Committee meets the independence standards under Rule 5605(a)(2) of the Nasdaq Listing Rules and the heightened requirements for compensation committee members pursuant to Rule 5605(d)(2)(A) of the Nasdaq Listing Rules. The primary purposes of the Compensation Committee are to, among other responsibilities: (i) discharge the responsibilities of the Board relating to the compensation of the Company’s executive officers and directors; (ii) oversee the administration of the Company’s executive compensation plans; (iii) evaluate the performance of the Company’s executive officers; (iv) oversee the Company’s policies and practices related to talent management and development for executive officers and senior management, including with respect to succession planning, and any applicable employee engagement; and (v) ensure timely preparation of and approve the Compensation Committee Report required to be included in the Company’s annual proxy statements under SEC rules. The Compensation Committee is also responsible for recommending to the Board compensation programs for non-employee directors, Board committee chairs, and Board committee members. The Compensation Committee has a formal written charter, which is available on our website at www.daktronics.com, and annually reviews and reassesses the adequacy of its charter. The Compensation Committee Report for Fiscal 2026 is included in this Proxy Statement.

Processes and Procedures for Determining Executive and Director Compensation

The Compensation Committee may establish its own procedures for carrying out its responsibilities under its charter, including the formation and delegation of authority to subcommittees, in a manner consistent with its charter, the Company’s organizational and other governance documents and applicable SEC and Nasdaq Listing Rules. The Compensation Committee’s compensation determinations are subjective and the result of its business judgment, which is informed by the experience of its members and input provided by independent consultants (as applicable), our CEO and Vice President for Human Resources (other than with respect to their own compensation), the Chair, and others as appropriate. The Compensation Committee engaged Korn Ferry, an independent compensation consultant, for the purpose of recommending the amount and form of Director and executive compensation for Fiscal 2026, in line with the compensation philosophies of the Company. Korn Ferry also performed services for the Company during Fiscal 2026 in connection with (i) the Company’s search for a new CFO and (ii) an intellectual property license renewal. The Compensation Committee conducted an assessment of Korn Ferry with respect to the factors set forth in Nasdaq and SEC rules. As a result of such assessment, the Compensation Committee concluded that the work performed by Korn Ferry for the Compensation Committee during Fiscal 2026 did not raise any conflicts of interest. The total amount paid to Korn Ferry in Fiscal 2026 with respect to services other than determining and recommending the amount and form of executive and director compensation was less than $120,000.

Nominating Committee. The Nominating Committee is currently comprised of Dr. José-Marie Griffiths (Chairperson), Dr. Lance D. Bultena, Neil D. Glat, and Andrew D. Siegel. The Board has determined that all of the Nominating Committee members are “Independent Directors,” as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Our Nominating Committee, among other responsibilities: (i) advises and makes recommendations to the Board on all matters concerning the selection of candidates as nominees for election as Directors; (ii) develops and recommends to the Board corporate governance guidelines; (iii) oversees our Code of Conduct; (iv) provides oversight with respect to corporate governance and ethical conduct; and (v) facilitates the annual review of the self-evaluation of the Board and its committees. The Nominating Committee has a formal written charter, which is available on our website at www.daktronics.com, and annually reviews and reassesses the adequacy of its charter.

Strategy and Risk Committee. The Strategy and Risk Committee is currently comprised of Dr. Lance D. Bultena (Chairperson), Dr. José-Marie Griffiths, Peter Feigin, and Shereta D. Williams, all of whom are Independent Directors. The Strategy and Risk Committee was formed to: (i) provide an intentional focus of the Board on the Company’s longer-term strategic opportunities, plans, and related risks; (ii) engage management in review of the Company’s longer-term strategic planning, strategic initiatives, and technology roadmaps; and (iii) provide oversight of the Company’s risk framework, cybersecurity, and material risks impacting the Company’s longer-term strategic plans. The Strategy and Risk Committee has a formal written charter, which is available on our website at www.daktronics.com, and annually reviews and reassesses the adequacy of its charter.

Strategic Transactions Committee. In March 2026, the Board formed a Strategic Transactions Committee to support management in considering and executing business combination transactions. The Strategic Transactions Committee is currently comprised of Andrew D. Siegel (Chairperson), Shereta D. Williams, Neil D. Glat, and Mark F. Bowser, all of whom are Independent Directors. The Strategic Transactions Committee has a formal written charter, which is available on our website at www.daktronics.com, and will annually review and reassess the adequacy of its charter.

Temporary Special Committee. The Transformation Committee, which was formally chartered as the Temporary Special Committee of the Board, previously disclosed was dissolved in June 2025 and held no meetings in Fiscal 2026.

CEO Search Taskforce
During Fiscal 2026, the Board of Directors formed a task force charged with, among other responsibilities, overseeing the search for a new CEO (the “CEO Search Taskforce”). The CEO Search Taskforce was comprised of Dr. José-Marie Griffiths (chairperson), Dr. Lance Bultena, Mr. Andrew Siegel, and Ms. Shereta Williams, all of whom are independent directors. The CEO Task Force does not have a formal written charter and is not a formal committee of the Board. The CEO Search Taskforce was dissolved following the hiring of Mr. Jayaraman.

Director Qualifications
The information below describes the criteria and process that the Nominating Committee uses to evaluate future candidates to the Board:

When Board candidates are considered, they are evaluated by the Nominating Committee based upon various criteria, such as their broad-based business and professional skills and experiences, experience serving as management or on the board of directors of other organizations, concern for the long-term interests of the stockholders, governance risk and compliance knowledge, innovation expertise, international business experience, technology company experience, large project contracting experience, acquisition experience, financial literacy, personal integrity and judgment, and willingness to be prepared and active participants at Board and committee meetings. The Nominating Committee and the Board seek to attract and retain highly qualified and diverse Directors who have sufficient time to attend to their duties and responsibilities to the Company.

The Nominating Committee and the Board seek members who will contribute to our overall corporate goals, taking into account:

•	The Company’s responsibility to its key stakeholders, which include stockholders, customers, suppliers, community, and employees.

•	Integrity in financial reporting and business conduct.

•	The candidates' potential contributions to the long-term interests of stockholders.
•	Diversity of a candidate’s skills and experiences.

Each candidate for Director must possess the following specific minimum qualifications:

•	Demonstrated integrity and ethics in his or her professional life and an established record of professional accomplishment in his or her chosen field.

•	Absence of any material personal, financial, or professional interest in any present or potential competitor of the Company.

•	Ability to participate fully in activities of the Board, including active membership in at least one committee of the Board (in the case of independent Directors) and attendance at, and active participation in, meetings of the Board and the committee(s) of the Board of which he or she is a member.

It is the policy of the Nominating Committee to consider both recommendations and nominations from stockholders for candidates to the Board. Stockholders wishing to recommend a candidate for consideration by the Nominating Committee for election to the Board of Directors can do so by writing to our Corporate Secretary at our principal executive office. See “Stockholder Communications with the Board of Directors,” below. To be eligible for nomination, nominating stockholders and their candidates must satisfy the requirements set forth in Article II of the Bylaws and Rule 14a-19 under the Exchange Act. The Nominating Committee will not change the manner in which it evaluates candidates for Board nominees, including the applicable criteria set forth above, based on whether the candidate was recommended by a stockholder. The Nominating Committee does not currently use the services of any third-party search firm to assist in the identification or evaluation of Board member candidates. The Nominating Committee may, however, use such services in the future as it deems necessary or appropriate.

The Board's Evaluation
On an ongoing basis, the Nominating Committee facilitates a process to determine whether the Board and its committees are functioning effectively. The results of this process are reported to the Board for discussion.

Stockholder Communications with the Board of Directors
Stockholders wishing to contact the Board may do so by writing to it at the following address: Corporate Secretary, Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota 57006. Stockholders who would like their submission directed to a particular Board member may so specify. Substantive communications will generally be forwarded to the Board.

Compensation Committee Interlocks and Insider Participation
Messrs. Friel, Siegel, Glat, and Feigin and Ms. Williams served on the Compensation Committee during Fiscal 2026. Messrs. Friel, Siegel, Glat, and Feigin and Ms. Williams were not officers or employees of the Company at any time during Fiscal 2026 or as of the date of this Proxy Statement, nor was any such individual a former officer of the Company. In Fiscal 2026, no member of our Compensation Committee had any relationship or transaction with the Company that would require disclosure as a “related person transaction” under Item 404 of SEC Regulation S-K other than the transactions regarding Mr. Feigin and the Milwaukee Bucks described in this Proxy Statement under the section entitled “Certain Relationships and Related Person Transactions.”

During Fiscal 2026, none of our executive officers served on the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our Compensation Committee. Additionally, during Fiscal 2026, none of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a member of our Board or Compensation Committee.

See “Certain Relationships and Related Person Transactions” for a description of certain transactions between us and our other directors, executive officers, or their affiliates, and “Executive Compensation – Director Compensation” for a description of compensation of the members of the Compensation Committee.

Involvement in Certain Legal Proceedings
None of our Directors, executive officers or control persons has been involved in any of the following events described in Item 401(f) of Regulation S-K during the past 10 years:

1.a petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2.a conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.being subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

a.acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director, or employee of any investment company, bank, savings and loan association, or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

b.engaging in any type of business practice; or

c.engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3(a) above;

5.being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action, or finding by the SEC has not been subsequently reversed, suspended, or vacated;

6.being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated;

7.being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, relating to an alleged violation of:

a.any Federal or State securities or commodities law or regulation; or

b.any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty, or temporary or permanent cease-and-desist order, or removal or prohibition order; or

c.any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act, or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members, or persons associated with a member.

Director Compensation

The table below sets forth information about the compensation paid to and earned by our non-employee Directors for Fiscal 2026. Directors who are also employees or officers of the Company, including Mr. Jayaraman, our President and Chief Executive Officer, and Mr. Atkins, our Chief Financial Officer and Chief Transformational Officer, do not receive compensation for their service on our Board of Directors. For information about the compensation paid to Messrs. Jayaraman and Atkins during Fiscal 2026, please refer to the “Executive Compensation” section of this Proxy Statement.

Fiscal 2026 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All other Compensation ($)	Total Compensation ($)
John P. Friel	$66,844	$85,000	$—	$151,844
Dr. José-Marie Griffiths	89,181	85,000	—	174,181
Shereta D. Williams	82,775	85,000	—	167,775
Dr. Lance D. Bultena	85,350	85,000	—	170,350
Andrew D. Siegel	79,269	435,000	—	514,269
Peter Feigin	64,269	85,000	—	149,269
Reece A. Kurtenbach(2)(3)	40,313	—	1,092,798	1,133,111
Neil D. Glat(3)	47,325	85,000	—	132,325
Mark F. Bowser(3)	45,750	85,000	—	130,750

(1)
Each of our non-employee Directors, other than Reece A. Kurtenbach received grants of 3,535 restricted shares of our Common Stock made on September 15, 2025, with a grant date fair value of $85,000, which awards vest on August 23, 2026 with respect to each Director if the grantee remains a Director on the vesting date. Additionally, Andrew D. Siegel received a grant of 18,315 restricted shares of our Common Stock on December 15, 2025 in recognition of his previous service as our Lead Independent Director and current service as Chair. The dollar amounts in this column of the table were computed in accordance with ASC 718, Compensation - Stock Compensation promulgated by the Financial Accounting Standards Board ("ASC 718"). As of May 2, 2026, each Director had 3,535 total outstanding unvested restricted stock awards, except for Mr. Siegel, who had 21,850 total outstanding unvested restricted stock awards.

(2)
Mr. Kurtenbach resigned as a member of the Board effective February 1, 2026. Mr. Kurtenbach’s “All Other Compensation” includes $934,615 in severance payments and $8,183 in COBRA (as defined below) reimbursement payments made by the Company in Fiscal 2026 pursuant to the Kurtenbach Separation Agreement (as defined below), as well as $150,000 in consulting fees paid to Mr. Kurtenbach in Fiscal 2026 pursuant to the Amended Kurtenbach Consulting Agreement (as defined below).

(3)	The annual retainer paid to Messrs. Kurtenbach, Glat, and Bowser, was pro-rated for time served on the Board during Fiscal 2026.

Narrative to Director Compensation Table

Kurtenbach Consulting Agreement. As previously reported, on March 5, 2025, the Company and Mr. Kurtenbach entered into a Separation Agreement and General Release, pursuant to which Mr. Kurtenbach stepped down from his role as the Chair and CEO of the Company (the “Kurtenbach Separation Agreement”) and concurrently entered into a Consulting Agreement (the “Original Kurtenbach Consulting Agreement”). Pursuant to the terms of the Original Kurtenbach Consulting Agreement and the Kurtenbach Separation Agreement, the payments set forth in the Kurtenbach Separation Agreement constituted the full compensation to Mr. Kurtenbach for his services under the Original Kurtenbach Consulting Agreement. Also as previously reported, following the expiration of the initial term of the Original Kurtenbach Consulting Agreement, the Company and Mr. Kurtenbach amended the Original Kurtenbach Consulting Agreement on October 31, 2025 and January 30, 2026 (as amended, the “Amended Kurtenbach Consulting Agreement”). Pursuant to the Amended Kurtenbach Consulting Agreement, during the period from November 1, 2025 through May 2, 2026, Mr. Kurtenbach received $30,000 per month in consulting fees. The Amended Kurtenbach Consulting Agreement expired on February 1, 2026, and no further payment obligations are owed to Mr. Kurtenbach under the Amended Kurtenbach Consulting Agreement. Pursuant to the Amended Kurtenbach Consulting Agreement and the Kurtenbach Separation Agreement, Mr. Kurtenbach was not eligible to receive any equity awards or other compensation for services rendered as a director other than the base retainer fee paid to all Directors for service on the Board.

Siegel Restricted Stock Award. On December 15, 2025, the Board granted Mr. Siegel a one-time retention award of 18,315 shares of restricted stock (the “Siegel Award”) having an aggregate grant date fair value of approximately $350,000, calculated in accordance with ASC 718. The restricted stock issued under the Siegel Award were issued pursuant to the Daktronics, Inc. 2025 Stock Incentive Plan and will vest in full on August 23, 2026, subject to the terms and conditions set forth in the applicable award agreement. The Siegel Award was made in recognition of the extraordinary services rendered by Mr. Siegel in his previous role as Lead Independent Director and his current role as Chair, including his steady leadership during the execution of the Company’s CEO succession plan, related management transitional matters, and shareholder relations matters.

Independent Director Fees. For Fiscal 2026, each Independent Director received an annual cash retainer of $53,750, payable in quarterly installments during each Director’s service period. The following table describes the annual retainers paid for Fiscal 2026 to each Independent Director for various services and roles, however, no compensation was paid in Fiscal 2026 for service on the Strategic Transactions Committee:

	Chair	Other Members
Audit Committee	$7,250	$4,675
Compensation Committee	7,250	4,675
Nominating and Governance Committee	7,250	4,675
Strategy and Risk Committee	7,250	4,675
Strategic Transactions Committee	—	—
CEO Task Force(1)	20,000	15,000
Lead Independent Director	15,000	—

(1)	Mr. Siegel declined any compensation for his membership on the CEO Task Force.

All of the foregoing retainers and fees paid to Independent Directors are also included in the table above entitled “Fiscal Year 2026 Director Compensation” under the column entitled “Fees Earned or Paid in Cash.”

Fiscal 2027 Director Compensation. For Fiscal 2027 the Board has determined the annual cash retainer payable to Directors will increase to $60,000 and the grant date fair value of annual restricted stock awards will increase to $115,000. Additionally, the cash retainers for committee membership in Fiscal 2027 will increase to the following amounts:

	Chair	Other Members
Audit Committee	$20,000	$10,000
Compensation Committee	17,500	7,500
Nominating and Governance Committee	12,500	7,500
Strategy and Risk Committee	12,500	7,500
Strategic Transactions Committee	20,000	10,000

Executive Officers
The following discussion sets forth information as of the Record Date about our executive officers who are not Directors. Except where otherwise provided below: (i) the present term of office for each of our executive officers will expire upon the earliest of his or her retirement, resignation, or removal; and (ii) there are no family relationships between any of our executive officers and any other executive officer, Director, or director-nominee of the Company as of the Record Date. There are no arrangements or understandings between any of our executive officers and any other persons pursuant to which any such executive officer was selected to serve in such capacity.

Name	Positions with the Company	Age	Executive Officer Since
Bradley T. Wiemann	Executive Vice President - Advisor to the CEO and Former Interim President and CEO	63	2006
Sheila M. Anderson	Chief Data and Analytics Officer	53	2012
Matthew J. Kurtenbach	Vice President of Manufacturing	57	2006
Brett D. Wendler	Vice President of Design and Development	54	2026

Bradley T. Wiemann (63) joined the Company in 1993 and currently serves as Executive Vice President – Advisor to the CEO. Mr. Wiemann previously served as Interim President and CEO from March 5, 2025 through January 31, 2026. Prior to such time, Mr. Wiemann served as Executive Vice President at Daktronics from 2012 to March 5, 2025, where he oversaw the success of several business units: Out of Home, which specializes in monetizing dynamic digital advertising in public spaces; On Premise, providing digital signs that heighten a digital experience for businesses on site; and High Schools & Parks and Recreation, which focuses on video, scoreboards, campus communications, and civic sports and recreational centers. Mr. Wiemann collaborated with the executive leadership team to develop and implement companywide business strategies that serve all stakeholders. Mr. Wiemann served as Vice President of Commercial and Transportation for eight years before his promotion to Executive Vice President in 2012. Mr. Wiemann started working at Daktronics in manufacturing and service during his university years. After earning his degree, he worked for Rockwell International in Cedar Rapids, Iowa, where he developed flight control simulators. He joined Daktronics in 1993 as a leader in product development for indoor products used primarily in airports and mass transit systems. His role then evolved into market and business development in the commercial, financial, and outdoor billboard sectors. Mr. Wiemann also played a key role in standardizing products to simplify engineering and manufacturing for outdoor products, such as billboards and message centers, as well as developing sales and service channels. Mr. Wiemann graduated from South Dakota State University with a BS in electrical engineering. He earned his master’s degree in electrical and computer engineering, with an emphasis in biomedical engineering from the University of Iowa. Pursuant to the terms of the Amended and Restated Termination and General Release of Claims, effective as of February 1, 2026 (the “Wiemann Agreement”), entered into between Mr. Wiemann and the Company, Mr. Wiemann may retire from the Company upon 30 days’ written notice to the Company, subject to the additional terms and conditions set forth in the Wiemann Agreement. For additional information regarding the Wiemann Agreement, please refer to the “Executive Compensation - Employment, Severance, and Change in Control Arrangements” section of this Proxy Statement.

Sheila M. Anderson (53) has served as the Chief Data and Analytics Officer (“CDAO”) at Daktronics, where she plays a pivotal role in the Company's digital business transformation by integrating data into daily operations and decision-making processes, since March 2025. Ms. Anderson leverages her extensive knowledge of the business, processes, and data to drive these initiatives. From 2012 to March 2025, Ms. Anderson served as Chief Financial Officer and Treasurer, overseeing the finance and accounting functions. She ensured accurate transaction processes, provided strategic financial insights, and maintained compliance in external reporting. Ms. Anderson also led the financial aspects of the company's digital transformation, strategic planning, treasury management, and acquisition strategy. Additionally, she managed investor relations and directed the company's risk and legal functions. Ms. Anderson assumed the CDAO role in October 2024. Before becoming CFO in 2012, Ms. Anderson was the Corporate Controller of Daktronics for six years, following four years as a project accountant. Prior to joining Daktronics in 2003, she worked as a senior accountant, auditor, and consultant. Beyond her professional responsibilities at Daktronics, Ms. Anderson is actively involved in various organizations including the South Dakota Chamber of Commerce and Industry, where she monitors laws and compliance to improve the business environment in the state and for the Ness School of Business and South Dakota State University. She holds a Bachelor of Science degree in accounting from Southwest Minnesota State University and a Master of Business Administration from the University of South Dakota. Ms. Anderson became a certified public accountant in 1996.

Matthew J. Kurtenbach (57) is our Vice President of Manufacturing. He joined the Company in 1992 as a department manager in manufacturing. He subsequently served as a project manager for sports projects and as a project manager for the Company's process improvements and facility expansions. In 2001, he gained responsibility for all factory operations and facilities in the United States. In 2006, he was appointed Vice President of Manufacturing, and was charged with leading the Company's transformation to lean manufacturing. In the following years, he gained responsibility for sourcing/supply chain, repair center operations associated with after sales services, and factories in Shanghai, China, and Ennistymon, Ireland. Mr. Kurtenbach holds a Master of Science degree in Industrial Management and a Bachelor of Science degree in Electrical Engineering from South Dakota State University. Mr. Kurtenbach is the brother of Reece A. Kurtenbach and Carla S. Gatzke.

Brett D. Wendler (54) has served as our Vice President for Design and Development since August 2013. In his current role, Mr. Wendler leads the teams that clarify long-term market trends and develop solutions to fulfill those expanding needs. Before being promoted to his current role, Mr. Wendler served as an Engineering Manager and was responsible for the Company’s LED video display systems, leading the Daktronics engineering teams in the U.S. and China from April 2006 to August 2013. Mr. Wendler joined the Company in 1992 as a student to explore a career in electrical engineering. After graduation, he worked full time as a design engineer in the video products engineering group. Mr. Wendler has led improvements in our teams and processes, including leveraging design platforms across products, implementing Lean Agile engineering practices, and bringing together multiple product development personnel into one cohesive unit. He led the way on several generations of video display products, through-hole and surface-mount displays, indoor and outdoor applications, and LED video display modules. He has served on advisory boards at South Dakota State University. Mr. Wendler earned his electrical engineering degree from South Dakota State University, with a minor in mathematics.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that our Directors, officers, and persons who beneficially own more than 10 percent of a registered class of our equity securities file with the SEC initial reports of ownership and reports of changes in ownership. To our knowledge, based solely on our review of electronic filings of reports on Forms 3, 4, and 5, we believe that all required reports were filed on a timely basis since the beginning of Fiscal 2026, except that: (i) Brad Wiemann filed one late Form 4 with respect to one transaction; (ii) Peter Feigin filed one late Form 4 for one transaction; (iii) Mark Bowser filed one late Form 3 and one late Form 4 for one transaction; and (iv) Brett Wendler filed one late Form 4 for one transaction.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis section of this Proxy Statement (“CD&A”) identifies our Named Executive Officers and explains how our executive compensation programs, policies, and decisions are formulated, applied, and operate with respect to the Named Executive Officers. This CD&A should be read in conjunction with the various tables and accompanying narrative disclosure appearing in this Proxy Statement. Those tables and narrative disclosure provide more detailed information regarding the compensation and benefits awarded to, earned by, or paid to our Named Executive Officers, as well as the plans in which they are eligible to participate. At our 2025 annual meeting, our stockholders approved the compensation paid to our NEOs, with approximately 88.9% of the votes cast on the say-on-pay resolution voted in favor of the resolution. The Compensation Committee and the Board view the result of this non-binding vote as an indication that our stockholders are generally supportive of our executive compensation program and policies. Our stockholders had previously voted that such say-on-pay votes be held annually. As a result, a proposal presented to the Company’s stockholders at the Annual Meeting will seek our stockholders’ input on our executive compensation program.

Executive Summary

Our executive compensation program, developed by management and recommended to the Board by the Compensation Committee (which for Fiscal 2026 was comprised only of directors who satisfy applicable SEC and NASDAQ independence requirements), and approved by the Board, is intended to: be externally competitive to attract and retain talented executive officers; align the interests of executives with the interest of stockholders, our key performance metrics, and the long-term goals of the Company; be easily understood; and be balanced among short-term and long-term objectives and cash and equity compensation. Decisions regarding executive compensation for a given fiscal year are generally made during the first fiscal quarter of that fiscal year.

It uses salary, benefits, and both cash-based and equity-based incentive plans to achieve these goals, with a focus on tying compensation to corporate performance. The retention of top talent and the achievement of corporate objectives are used by the Compensation Committee to measure the effectiveness of our compensation program.

Our executive compensation program is generally designed to reward performance rather than longevity of service. The Company's financial performance for Fiscal 2026 included an increase in orders of 10.2% to $860.8 million as compared to $781.3 million in Fiscal 2025. Financial metrics for Fiscal 2026 included an 8.2% return on assets and a 16.7% return on beginning stockholders' equity. Operating income as a percent of sales was 7.3% for Fiscal 2026 as compared to 4.4% for Fiscal 2025. The executive compensation plan is designed to put a significant portion of our executives’ compensation at risk based on the Company’s performance, with annual incentive compensation dependent on our key financial metrics of revenue and operating margin and long-term incentive equity grants vesting over time dependent on revenue growth and profit growth.

Role of Compensation Committee; Philosophy and Objectives

The Compensation Committee has the responsibility for guiding our executive compensation philosophy and overseeing the design of our executive compensation programs. In arriving at the appropriate levels of pay and incentive opportunities, the Compensation Committee reviews our compensation philosophy and trends in the compensation practices of our peer group to assure that our executive compensation program is competitive to effectively recruit and retain talented members of management, focus our executives to achieve short- and long-term corporate objectives, and align the interests of the executives with the interests of our stockholders.

The Compensation Committee has the authority under its charter to retain outside advisors as it deems appropriate. In accordance with this authority, the Compensation Committee engaged Korn Ferry (the “Compensation Consultant”) to provide independent and unbiased external advice and expertise regarding executive compensation and to provide a competitive market pay analysis for our Named Executive Officers in Fiscal 2026. The Compensation Committee used this advice and information as a guide in reviewing our executive compensation program, including with respect to the setting of base salaries and grants of equity awards to our executive officers.

In the event that we need to evaluate the potential recoupment of compensation paid to our Named Executive Officers, we will follow applicable laws and regulations and our Clawback Policy regarding the recovery of amounts paid through cash-based, equity-based, and other forms of incentive-based compensation and profits realized from the sale of securities resulting from any misconduct on the part of an executive officer or as otherwise required by the Clawback Policy. For more information regarding our Clawback Policy, please refer to the “Corporate Governance” section of this Proxy Statement.

The Compensation Committee bases its executive compensation decisions on the following philosophies:

•	Executive compensation should be appropriate to recruit and retain high-performing executives successfully, taking into account executive pay at comparable companies and our pay practices for non-executive employees.

•	An individual executive's compensation should be based on the executive's responsibility level, capability, and performance.

•	The executive team's compensation should include a significant component that is based on the Company's overall financial performance, encouraging the executive team to focus on the Company’s overall success and drive transformational corporate performance.

The Compensation Committee annually reviews the compensation for each Named Executive Officer. The Compensation Committee has determined that our NEOs’ compensation will include base salary, cash-based short-term incentive compensation, and equity-based long-term incentive compensation. We view the various components of compensation as related but distinct.

We determine the appropriate levels for each NEO’s compensation components based in part, but not exclusively, on the following factors:

•	individual performance;

•	the executive compensation paid by other companies with which we compete for executive talent; and

•	corporate performance.

Base salary reflects the pay the Compensation Committee believes is appropriate for each NEO’s responsibility, capability, and performance. The short-term cash-based incentive compensation is designed to focus the executive team on growth in revenue and reductions in costs in order to achieve and exceed a target revenue and operating margin. The Compensation Committee has not adopted any formal policies or guidelines for allocating compensation between long-term and currently paid-out compensation, between cash- and non-cash compensation, or among different forms of non-cash compensation, although it has a preference for a material amount of "at risk" compensation, the amount of which is based on our financial results. The long-term equity-based compensation plan is designed to encourage our NEOs to focus on our long-term performance via multi-year performance goals and ownership of shares of Common Stock, thereby aligning their interests with the interests of our stockholders.

The Compensation Committee considers market competitiveness when determining executive compensation. We benchmark overall executive compensation to our peer group and to salary database information and also consider the recommendations provided by the Compensation Consultant. The Compensation Committee believes that equitable and competitive compensation, as well as leader development and promotion-from-within, are essential to retain high-performing executives. Our currently employed Named Executive Officers have an average of 25.3 years of experience with Daktronics.

For Fiscal 2026, our Named Executive Officers were:

Named Executive Officer	Position
Ramesh Jayaraman(1)	President and CEO
Bradley T. Wiemann(2)	Executive Vice President - Advisor to the CEO and Former Interim President and CEO
Howard I. Atkins	Acting Chief Financial Officer and Chief Transformation Officer
Sheila M. Anderson	Chief Data and Analytics Officer
Matthew J. Kurtenbach	Vice President of Manufacturing
Brett D. Wendler	Vice President of Design and Development
Carla S. Gatzke(3)	Former Vice President of Human Resources and Corporate Secretary
(1) Mr. Jayaraman began serving as President and CEO on February 1, 2026.
(2) Mr. Wiemann served as Interim President and CEO through January 31, 2026, and currently serves as Executive Vice President – Advisor to the CEO.
(3) Ms. Gatzke stepped down as Vice President of Human Resources and Corporate Secretary effective January 31, 2026.

Elements of Compensation

The Board approved an executive compensation program recommended by the Compensation Committee for Fiscal 2026 (the “2026 Program”). The central purposes of the 2026 Program are to: (i) support the recruitment and retention of high-performing executives; (ii) encourage leadership to drive transformational corporate performance; (iii) strengthen the alignment between executive compensation and the Company’s performance; and (iv) align executives’ interests with the best interests of the Company and its stockholders.

The 2026 Program applied to all of the Named Executive Officers employed by the Company as of the end of Fiscal 2026 other than Messrs. Wiemann and Atkins (such NEOs collectively, the “Covered NEOs”), whose compensation arrangements are set forth in their respective compensation arrangements previously filed with the SEC. Mr. Jayaraman participated in the 2026 Program on an adjusted basis in Fiscal 2026 pursuant to the terms of his Offer Letter previously filed with the SEC (the “CEO Offer Letter”). A summary of the material compensation terms for Fiscal 2026 for each of Messrs. Jayaraman, Wiemann, and

Atkins not set forth in this CD&A is discussed in the “Executive Compensation - Employment, Severance, and Change in Control Arrangements” section of this Proxy Statement. Ms. Gatzke separated from the Company on January 31, 2026, and currently provides consulting services to the Company pursuant to a Consulting Agreement, effective as of January 31, 2026 (as amended, the “Gatzke Consulting Agreement”). For the period of time Ms. Gatzke was employed by the Company during Fiscal 2026, she participated in the 2026 Program, and she also received post-termination compensation, including with respect to the 2026 Program, pursuant to the terms of a Separation and Release Agreement she entered into with the Company, effective as of January 31, 2026 (the “Gatzke Separation Agreement”). Each of the foregoing agreements has been previously filed with the SEC and is described in more detail in the “Executive Compensation - Employment, Severance, and Change in Control Arrangements” section of this Proxy Statement.

Base Salary

The base salary for each NEO is set at a level that reflects the NEO’s responsibility, capability, and performance. Base salary is determined based on benchmarking data for the NEO’s responsibilities, experience, and performance, including the impact of such performance on our business results. The base salary component is designed to attract and retain key talent.

The Compensation Committee takes into account the Company's financial performance when determining base salaries recommended to the Board, and it has in the past recommended limiting executive pay changes based on industry or economic conditions. The Compensation Committee also considers the recommendations of the CEO with respect to the compensation for other Named Executive Officers.

As of the last day of Fiscal 2026, the Base Salaries of our then employed NEOs were:

Named Executive Officer	Base Salary
Ramesh Jayaraman	$500,000
Bradley T. Wiemann	$720,000
Howard I. Atkins	$900,000
Sheila M. Anderson	$345,000
Matthew J. Kurtenbach	$350,000
Brett D. Wendler	$340,000

2026 Annual Incentive Awards

Under the 2026 Program, the Covered NEOs were eligible to earn incremental cash bonuses (the “2026 Annual Incentive”) based on three performance measures: (i) the Company’s revenue for Fiscal 2026 compared to the Company’s Fiscal 2026 Financial Plan adopted by the Board (the “Fiscal 2026 Financial Plan”) (weighted at 30%); (ii) the Company’s operating margin for Fiscal 2026 compared to the Fiscal 2026 Financial Plan (weighted at 50%); and (iii) individual performance measures specific to each Covered NEO (weighted at 20%). “Revenue” means total net sales of the Company and “operating margin” means operating income divided by revenue.

In the event that a payout of 2026 Annual Incentive awards is made, payouts to the Covered NEOs (other than Mr. Jayaraman) range from 25% of target (threshold performance) to 150% of target (maximum performance). Under the 2026 Program, no 2026 Annual Incentive payout would be made to the Covered NEOs (other than Mr. Jayaraman) for a given performance goal if the attainment for such goal fell below the threshold level. Pursuant to the CEO Offer Letter, Mr. Jayaraman, who did not commence employment until the middle of the third quarter of Fiscal 2026, was entitled to a minimum 2026 Annual Incentive of $93,750, but was eligible to receive a higher 2026 Annual Incentive based on the Company’s achievement of the applicable performance goals.

2026 Annual Incentive award opportunities for each of the Covered NEOs, expressed as a percentage of such Covered NEO’s base salary, are listed below:

Named Executive Officer	Incentive Target
Ramesh Jayaraman	25%(1)
Sheila M. Anderson	55%
Matthew J. Kurtenbach	55%
Brett D. Wendler	40%
(1) Represents Mr. Jayaraman’s Incentive Target pursuant to the CEO Offer Letter subject to a minimum payout of $93,750.

Each Covered NEO could earn up to 45% of his or her incentive target based on certain revenue goals for Fiscal 2026 (as a percentage of the revenue goals in the Fiscal 2026 Financial Plan), as follows:

Revenue	Achievement Potential as a Percentage of Incentive Target(1)
90%	Minimum (7.5%)
100%	Target (30.0%)
110%	Maximum (45.0%)
(1) For performance results between threshold and target levels, and between target and maximum levels, the 2026 Annual Incentive payouts are determined by linear interpolation

The Covered NEOs could earn up to 75% of their incentive target based on certain operating margin goals for Fiscal 2026 (as a percentage of the operating margin goals in the Fiscal 2026 Financial Plan), as follows:

Operating Margin	Achievement Potential as a Percentage of Incentive Target(1)
80%	Minimum (12.5%)
100%	Target (50.0%)
120%	Maximum (75.0%)
(1) For performance results between threshold and target levels, and between target and maximum levels, the 2026 Annual Incentive payouts are determined by linear interpolation

The Covered NEOs also were eligible to earn up to 30.0% (based on a target of 20.0%) of their incentive target if they achieved certain performance measures specific to each Covered NEO. The CEO recommended for approval by the Board the individual performance objectives for each Covered NEO, other than Mr. Jayaraman, including, but not limited to, strategic initiatives, operational goals, and non-financial factors. The Compensation Committee determined the individual performance objectives for Mr. Jayaraman.

In June 2026, the Board determined the following goals were met with respect to each Covered NEO: (i) revenue of $838.7 million, resulting in a payout of 28% of incentive target; and (ii) operating margin of 7.3%, resulting in a payout of 54% of incentive target. Additionally, pursuant to the recommendation of the Compensation Committee, the Board also determined attainment at target level for the individual performance component of the 2026 Annual Incentives for each NEO, resulting in payouts of 20% of incentive target to each of Mr. Jayaraman, Ms. Anderson, Mr. Kurtenbach, and Mr. Wendler. The Compensation Committee made this recommendation with respect to the Covered NEOs other than Mr. Jayaraman based on a report from the CEO containing the CEO’s recommended attainment levels for the individual performance component for each NEO. With respect to the determination of the individual performance component for Mr. Jayaraman, the Compensation Committee made its determination after its own evaluation of his performance. As a result, the following 2026 Annual Incentive payouts were made to the NEOs under the 2026 Program:

Named Executive Officer	Payout
Ramesh Jayaraman	$128,331
Sheila M. Anderson	$194,807
Matthew J. Kurtenbach	$197,630
Brett D. Wendler	$139,624

Equity-Based Compensation.

Grants of equity awards offer long-term incentives to our executives and align the interests of employees more closely with those of our stockholders.

Each year, the Board, based on recommendations of the Compensation Committee, determines the number of shares of Common Stock that may be subject to equity awards for all employees, including the Named Executive Officers. The total number of shares subject to equity awards is balanced with the Board’s intent to limit expense and dilution to stockholders. The Compensation Committee allocates equity grants to the Named Executive Officers, and the CEO allocates equity grants approved by the Board to other selected employees.

The Compensation Committee also considers trends in equity-based compensation, the mix of the type of equity grants, and the number of our shares that are available for equity grants when making recommendations to the Board. The Compensation Committee and the Board also generally follow a practice of allocating similar equity grants to each of the Named Executive Officers. The allocation to the Named Executive Officers is based on historical grants, the value of past grants, and the Company’s performance, all of which are subject to the objectives listed under the subsection of this CD&A titled “Role of Compensation Committee, Philosophy, and Objectives."

Under the 2026 Program, the values of the long-term incentive awards awarded to executive officers have been adjusted to more closely align with market practice. In addition to time-vested RSUs, performance stock units (“PSUs”) that vest based on the attainment of certain financial performance measures of the Company during a three-year performance period were introduced to strengthen the connection between executive compensation and long-term stockholder value.

The Compensation Committee determined that the valuation of the equity grants for Fiscal 2026 would be limited to approximately $3.1 million for all employees, including the Named Executive Officers. For Fiscal 2026, all equity grants to Named Executive Officers were made under the Company’s 2025 Stock Plan (the "2025 Plan") and the Company’s 2020 Stock Plan (the “2020 Plan”).

The Board and the Compensation Committee approve equity grants for Named Executive Officers annually. Although no stock options were granted in Fiscal 2026, the exercise price of any stock option granted is equal to the “Fair Market Value” of the Common Stock as reported on The Nasdaq Global Select Market on the date of grant, which is defined in both the 2025 Plan and 2020 Plan as the closing price of the Common Stock as reported on The Nasdaq Global Select Market on the date of grant. Any options granted also contain five-year vesting provisions, with 20% of the shares underlying any stock option vesting each year following the date of grant. RSUs generally vest over a defined service period or based on performance criteria, which varies by award.

2026 Long-Term Incentive Awards

Under the 2026 Program, each Covered NEO was eligible to receive long-term incentive awards (the “2026 Long Term Incentive”) with a target value equal to 50% of the Covered NEO’s base salary (except in the case of Mr. Jayaraman, whose target value was determined pursuant to the CEO Offer Letter), with 75% of the award in the form of RSUs and 25% of the award in the form of PSUs. The Compensation Committee believed that this allocation between RSUs and PSUs was appropriate to reward the Covered NEOs for both time served with the Company as well as the long-term performance of the Company, respectively. The 2026 Long-Term Incentive awards made to the Covered NEOs were as follows:

Named Executive Officer	Target Award Equivalent Amount
Ramesh Jayaraman	$670,000
Sheila M. Anderson	$172,500
Matthew J. Kurtenbach	$175,000
Brett D. Wendler	$170,000

The RSUs awarded under the 2026 Long-Term Incentive vest pro rata over a four-year period beginning on August 23, 2026, so long as the Covered NEO remains continuously employed by the Company or a subsidiary of the Company through each such vesting date.

With respect to PSUs awarded under the 2026 Long-Term Incentive, 60% of the PSUs are earned based on the Company’s profit growth during Fiscal 2026 through Fiscal 2028 (the “PSU Performance Period”) compared to the Company’s Three-Year Financial Plan adopted by the Board in July 2025 (the “Fiscal 2026-2028 Financial Plan”) and 40% of the PSUs awarded under the 2026 Long-term Incentive are earned based on revenue growth during the PSU Performance Period compared to the Fiscal 2026-2028 Financial Plan. “Profit growth” means the change in operating income of the Company, and “revenue growth” means the change in total net sales of the Company. Attainment levels for actual performance during the PSU Performance Period are set relative to the performance goals in the Fiscal 2026-2028 Financial Plan as follows: threshold attainment is set at 80% of the applicable performance goal under the Fiscal 2026-2028 Financial Plan; target attainment is set at 100% of the applicable performance goal under the Fiscal 2026-2028 Financial Plan; and maximum attainment is set at 118% of the profit growth goal and 120% of the revenue growth goal in the Fiscal 2026-2028 Financial Plan. Earned PSUs cliff vest, if at all, upon the approval of achieving performance criteria by the Compensation Committee (subject to continued employment through the end of the PSU Performance Period), and if earned, the number of PSUs earned range from 25% (threshold performance) to 150% (maximum performance) of the Covered NEO’s target opportunity. The number of PSUs that vest for attainment between threshold and target levels, and between target and maximum levels, are determined by linear interpolation. No PSUs will be earned or vest for attainment below the threshold performance level.

The portions of the PSU awards attributable to profit growth have threshold, target, and maximum payouts based on the profit growth for the PSU Performance Period as follows:

Profit Growth	Achievement Potential as a Percentage of Target Amount Attributable to Profit Growth Goals(1)
80%	25%
100%	100%
118%	150%
(1) For performance results between threshold and target levels, and between target and maximum levels, the number of PSUs that vest is determined by linear interpolation.

The portions of the PSU awards attributable to Revenue Growth have threshold, target, and maximum payouts based on the revenue growth for the PSU Performance Period as follows:

Revenue Growth	Achievement Potential as a Percentage of Target Amount Attributable to Revenue Growth Goals(1)
80%	25%
100%	100%
120%	150%
(1) For performance results between threshold and target levels, and between target and maximum levels, the number of PSUs that vest is determined by linear interpolation.

Pursuant to the 2025 Plan, if the Compensation Committee determines that a change in the business, operations, corporate structure, or capital structure of the Company or other similar events or circumstances render the applicable performance measures unsuitable, the Compensation Committee may, in its sole discretion, make an adjustment to the performance measures or attainment with respect to the applicable performance goals for award of PSUs, in whole or in part, as the Compensation Committee deems appropriate and equitable. The terms and conditions of awards under the 2026 Long-Term Incentives are subject to customary termination, forfeiture, and acceleration provisions.

Post-Employment Compensation and Other Benefits

The Compensation Committee believes that its post-termination compensation and related arrangements with our NEOs are aligned with a normal market range of practices related to, and consistent with, the principal objectives of our compensation program. Given the uncertainty inherent in change in control transactions, the Compensation Committee further believes that providing NEOs with severance benefits in the event of a change in control promotes the best interests of our stockholders because it permits our NEOs to remain neutral and objective during their evaluation of a change in control transaction. Management may be less inclined to resist change in control transactions that are in the best interests of our stockholders when they have the added security that comes with change in control arrangements.

On March 5, 2025 the Board approved the Daktronics, Inc. Employee Retention and Protection Plan, which was amended and restated on June 23, 2025 (as amended, the “Retention Plan”), which promotes retention of the Named Executive Officers and other key employees by providing them with certain severance protections and benefits in the event of a change in control of the Company and other termination scenarios. For details regarding the Retention Plan and other post-termination compensation payable to our NEOs under certain conditions during Fiscal 2026, please refer to the “Executive Compensation - Employment, Severance, and Change in Control Arrangements” and “Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.

With the exception of the Retention Plan and the specific arrangements with individual NEOs identified in this Proxy Statement, we do not have any employment, severance, change-in-control, or other post-employment compensation arrangements in place with any of our NEOs.

Retirement Savings Plans

All employees, including the Named Executive Officers, are entitled to participate in the 401(k) Plan. The 401(k) Plan, which is qualified under Section 401(k) of the Code, is designed to provide competitive capital accumulation and to attract and retain talented executives, and we believe its limited cost is outweighed by the benefits to the Company. At the discretion of the Board, we may make matching contributions equal to a percentage of the salary deduction contributions or other discretionary amounts. We paid $3.9 million, $3.5 million, and $3.2 million in Fiscal 2026, Fiscal 2025, and Fiscal 2024, respectively in matching contributions. Contributions to the 401(k) Plan on behalf of the Named Executive Officers are included in the table entitled "Summary Compensation Table – Fiscal 2026."

Employee Stock Purchase Plan

All employees, including the Named Executive Officers, are entitled to participate in the Daktronics, Inc. Employee Stock Purchase Plan ("ESPP"), which is intended to qualify under Section 423 of the Code. The ESPP allows employees to purchase shares of Common Stock, subject to annual and ownership limitations, at a price equal to 85% of the lower of the fair market value of the Common Stock at the beginning or the end of each six-month offering period.

Perquisites and Personal Benefits

Our Named Executive Officers are eligible for all benefits generally available to our full-time employees. Named Executive Officers may also be provided with certain other benefits, including perquisites, that we believe are reasonable, competitive, and consistent with the goals of our compensation philosophy. In making recommendations to the Board regarding the amount of these benefits to be paid to our NEOs, the Compensation Committee considers each NEO’s position and scope of responsibilities and all other elements comprising his or her compensation.

In Fiscal 2026, in connection with Mr. Jayaraman’s transition to the Company, he was provided reimbursement for certain travel and housing expenses during Fiscal 2026 in addition to a housing allowance payable under the CEO Offer Letter. These reimbursements were intended to promote a smooth transition during his relocation to Brookings, South Dakota.

Although they comprise a small portion of the total compensation for our NEOs, the purpose of the perquisites and personal benefits is to promote the continuous well-being of our NEOs and to ensure that they are able to devote their attention to our ongoing success. We do not generally provide pension arrangements, post-retirement health coverage, or similar benefits for our NEOs. Except as described in this Proxy Statement, we do not offer any other perquisites or personal benefits to our NEOs.

Anderson Retention Payment

In recognition of her efforts to perform multiple roles within the Company’s management team at various periods throughout Fiscal 2025 and the beginning of Fiscal 2026, and for services rendered in the role of principal accounting officer of the Company in connection with the preparation and filing of the Annual Report on Form 10-K for Fiscal 2025, the Company awarded Ms. Anderson a bonus of $100,000 paid in cash (the “Anderson Retention Payment”). The Anderson Retention Payment was paid in two equal installments of $50,000, with the first installment being paid in Fiscal 2025 and the second installment being paid in Fiscal 2026. The Anderson Retention Payment was a one-time, discretionary award paid to Ms. Anderson in addition to, and separate and apart from, her annual incentive award in 2025 and her 2026 Annual Incentive award.

June 2025 Merit Bonuses

In recognition of extra effort shown in response to the challenges and uncertainties during the fourth quarter of Fiscal 2025, in June 2025 the Board awarded each then-serving NEO a merit bonus of $10,000, paid in cash.

CEO New Hire Compensation

As previously disclosed, on December 2, 2025, the Board entered into the CEO Offer Letter with Mr. Jayaraman. Pursuant to the CEO Offer Letter, Mr. Jayaraman is eligible to receive, among other compensation: (i) a sign-on bonus of $450,000, 50% of which was paid on December 10, 2025 (the “Start Date”), and the remaining 50% is payable on the first anniversary of the Start Date; (ii) a prorated 2026 Annual Incentive; and (iii) a new hire equity grant under the 2025 Plan consisting of RSUs with an estimated aggregate grant date fair value of $502,500 and PSUs with an estimated aggregate grant date fair value of $167,500. Each of the foregoing benefits are subject to Mr. Jayaraman’s continued employment with the Company on the payment or vesting date, as applicable. For a more complete description of the CEO Offer Letter, please refer to the “Executive Compensation - Employment, Severance, and Change in Control Arrangements” section of this Proxy Statement.

Ms. Gatzke’s Post-Termination Compensation Arrangements

On January 20, 2026, the Board authorized the Company to enter into the Gatzke Separation Agreement. Pursuant to the Gatzke Separation Agreement, Ms. Gatzke is entitled to, among other benefits, severance paid in cash in equal installments over a period of one year, immediate and full vesting of her outstanding unvested stock option and RSU awards, pro rata vesting of her outstanding and unvested PSU awards, and partial reimbursement of COBRA premiums for 12 months following the termination date. In connection with the execution of the Gatzke Separation Agreement, and to promote an orderly transition for the successors to Ms. Gatzke’s roles, the Company and Ms. Gatzke also entered into the Gatzke Consulting Agreement, effective January 31, 2026. Pursuant to the Gatzke Consulting Agreement, as amended, Ms. Gatzke serves as a consultant to the CEO and his designees on transitional services related to human resources matters, corporate secretarial matters, community relations, and related matters in exchange for a monthly consulting fee. For a complete discussion regarding the Gatzke Separation Agreement and the Gatzke Consulting Agreement, please refer to the “Executive Compensation - Employment, Severance, and Change in Control Arrangements” section of this Proxy Statement.

Mr. Wiemann’s Amended and Restated Termination Agreement

Effective as of February 1, 2026, the Company and Mr. Wiemann entered into the Wiemann Agreement. The Wiemann Agreement, which amended and restated the previous termination agreement between Mr. Wiemann and the Company, among other provisions, clarifies certain terms regarding his employment term, the vesting and settlement of his outstanding and unvested equity awards, reimbursement of COBRA benefit premiums, and compensation and benefits under different termination scenarios. For a complete discussion regarding the Wiemann Agreement, please refer to the “Executive Compensation - Employment, Severance, and Change in Control Arrangements” section of this Proxy Statement.

Compensation Decisions with Respect to Fiscal 2027

The Compensation Committee annually reviews and considers adjustments to the base salaries of our Named Executive Officers, as well as grants of annual cash incentives and equity awards to each Named Executive Officer and makes recommendations to the Board. As previously disclosed, the compensation for Messrs. Atkins and Wiemann are governed by the fixed contractual terms in their respective compensation agreements, and accordingly, they are not eligible to participate in the compensation program Fiscal 2027. For more information regarding the compensation for Messrs. Atkins and Wiemann, please refer to the “Executive Compensation - Employment, Severance, and Change in Control Arrangements” section of this Proxy Statement.

In June 2026 the Board approved the following base salaries for our Named Executive Officers, other than Messrs. Atkins and Wiemann, effective June 26, 2026:

Named Executive Officer	Base Salary
Ramesh Jayaraman	$500,000
Sheila M. Anderson	$355,000
Matthew J. Kurtenbach	$370,000
Brett D. Wendler	$360,000

In July 2026, the Board approved a short-term cash incentive plan for our Named Executive Officers, other than Messrs. Atkins and Wiemann, based upon Fiscal 2027 operating income and revenue goals, as well as individual performance goals (the “2027 Annual Incentive”). Under the 2027 Annual Incentive, the incentive targets, expressed as a percentage of base salary, are as follows:

Named Executive Officer	Incentive Target Percentage
Ramesh Jayaraman	100%
Sheila M. Anderson	55%
Matthew J. Kurtenbach	55%
Brett D. Wendler	50%

In July 2026, the Board approved a long-term incentive plan for our Named Executive Officers, other than Messrs. Atkins and Wiemann, based upon Fiscal 2027-2029 cumulative operating income and revenue goals (the “2027 Long-Term Incentive”). Under the 2027 Long-Term Incentive NEOs will be granted a combination of RSUs and PSUs. Under the 2027 Long-Term Incentives, the incentive targets, expressed as a percentage of base salary, are as follows:

Named Executive Officer	Incentive Target Percentage
Ramesh Jayaraman	200%
Sheila M. Anderson	60%
Matthew J. Kurtenbach	60%
Brett D. Wendler	60%

In order to promote the safety and the efficiency with which our NEOs perform services for the Company, as well as to reduce costs to the Company related to reimbursement of our NEOs and to ensure that they are able to devote their attention to our ongoing success, in May 2026 the Board also approved a driver program which may provide a third-party driver to certain NEOs primarily for business use, and to a lesser extent personal use. The driver program is intended for (i) travel between home locations; (ii) travel between work locations or business meetings; (iii) transportation associated with company events or external engagements; and (iv) situations where security, safety, or efficiency considerations warrant professional driving services. The driver program does not create a contractual right and may be modified or discontinued by the Company at any time.

Role of Executive Officers in Compensation Decisions

Our CEO, after consulting with our Vice President of Human Resources, presents to the Compensation Committee his recommendations for the salary, cash-based incentive compensation, and equity-based compensation grants for the other Named Executive Officers. The Compensation Committee considers these recommendations and accepts or adjusts them, in whole or in part, before making recommendations to the Board. The CEO is not present for the discussions or determinations about his own compensation, but generally participates in the discussions regarding the compensation of the other Named Executive Officers. The Chair of the Compensation Committee presents the Compensation Committee’s findings regarding compensation for NEOs to the Board. The Board then reviews and considers the Compensation Committee’s recommendations and makes an ultimate determination regarding the NEOs’ compensation

Benchmarking

When evaluating elements and amounts of compensation, the Compensation Committee considers the compensation paid to executive officers at similar levels and responsibilities in the peer group listed below and the guidance provided by the Compensation Consultant. The peer group is comprised of public companies in our geographical area with revenues of between $450.0 million and $2.0 billion and with a focus on manufacturing or technology. The Compensation Committee also takes into account compensation and market data applicable to closely related industries, whose headquarters are in the United States, and whose revenues are within the peer group range listed above.

The following list sets forth the companies comprising our peer group list:

Apogee Enterprises, Inc.	Hawkins, Inc.	Johnson Outdoors Inc
Badger Meter, Inc.	LSI Industries	Manitowoc Co Inc.
Bio-Techne Corporation	Tennant Company	Proto Labs Inc.
Douglas Dynamics Inc	Lindsay Corporation	Strattec Security Corp.
Graco, Inc.	Enerpac Tool Group Corp.	Mayville Engineering Co Inc.

The Compensation Committee may also consider compensation data from the Economic Research Institute, which takes into consideration company size, geography, base salary, and variable cash compensation but excludes equity incentive compensation information.

Accounting and Tax Treatment

We account for equity-based compensation paid to employees under ASC 718, which requires us to estimate and record an expense over the service period of the award. Thus, we may record an expense in one year for awards granted in earlier years. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

With respect to option awards, we generally can deduct the gain recognized by employees and Directors from the exercise of non-qualified options. However, to the extent that an option is an incentive stock option, we cannot deduct the gain recognized by the optionee upon exercise of the option if there is no disqualifying disposition by the optionee.

With respect to restricted stock awards, we generally can deduct the fair market value of the shares vested on the vesting date. Alternatively, if the recipient were to make an election under Section 83(b) of the Code, we would be entitled to a deduction on the date of grant equal to the value of the restricted stock on the date of grant.

Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation in excess of $1 million paid to any “covered employee.” Covered employees include a company’s principal executive officer, principal financial officer, the three other most highly compensated executive officers, and any individual who was a covered employee for any taxable year beginning after December 31, 2016. Once an executive is a covered employee, they remain subject to this limitation indefinitely, even if they are no longer serving in that role. For taxable years beginning after December 31, 2026, the American Rescue Plan Act expands the definition of “covered employees” to include the next five highest-compensated employees, even if such employees are not executive officers. Unlike other covered employees, these additional employees will be subject to the Section 162(m) limitation only for the tax years in which they qualify among the top five highest-compensated employees. The performance-based compensation exception previously available under Section 162(m) of the Code was eliminated for most awards made after November 2, 2017. To the extent any legacy awards remain eligible for transition relief under rules promulgated prior to the adoption of the Tax Cuts and Jobs Act of 2017, we monitor and maintain records to ensure continued compliance with applicable requirements. Our Board and Compensation Committee may, in their judgment, authorize compensation payments that exceed the deductibility limits under Section 162(m) when they believe that such payments are appropriate to attract, retain, and reward executive talent, regardless of deductibility.

Effective for tax years beginning after December 31, 2025, amendments made by the One Big Beautiful Bill Act, enacted on July 4, 2025, will require us to aggregate compensation paid by members of our controlled group, if applicable, when applying the $1 million limitation. This will require coordination of deduction limits across affiliates. We are currently evaluating the potential impact of this aggregation requirement on our ability to deduct executive compensation across our controlled group.

Timing of Grants

The Compensation Committee has not granted, nor does it intend in the future to grant, equity awards (including restricted stock, restricted stock units, or stock options, stock appreciation rights, or similar option-like instruments), to our Named Executive Officers in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our Common Stock, such as a significant positive or negative earnings announcement. In addition, discretionary equity awards may not be made during certain “blackout” periods established in connection with the public release of earnings information. Similarly, the Compensation Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award (including restricted stock, restricted stock units, or stock options, stock appreciation rights, or similar option-like instruments) grant dates.

COMPENSATION COMMITTEE REPORT

In performing its duties, the Compensation Committee, as required by applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Form 10-K. The Report of the Compensation Committee for Fiscal 2026 follows:

The Report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act. This Compensation Committee Report also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the CD&A (as required by Item 402(b) of Regulation S-K promulgated under the Securities Act). Based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Form 10-K.

By the Compensation Committee,

John P. Friel, Chair
Shereta D. Williams
Andrew D. Siegel
Peter Feigin
Neil Glat

EXECUTIVE COMPENSATION

For the fiscal years ended May 2, 2026, April 26, 2025 and April 27, 2024 (“Fiscal 2024”), the following table sets forth information about compensation awarded to, earned by, or paid to our NEOs.

SUMMARY COMPENSATION TABLE – FISCAL 2026

Name and Principal Position	Fiscal Year	Salary($)	Bonus($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation($) (4)	All Other Compensation($)(5)	Total($)
Ramesh Jayaraman(6)	2026	188,462	225,000	544,375	—	128,331	12,156	1,098,324
President and CEO
Bradley T. Wiemann(7)	2026	465,577	298,968	—	—	—	495,145	1,259,690
Executive Vice President - Advisor to the CEO and Former Interim President and CEO	2025	331,185	41,538	325,000	—	27,788	10,350	735,861
	2024	306,515	—	12,116	12,116	180,842	9,114	520,703
Howard I. Atkins	2026	934,615	10,000	—	—	—	810	945,425
Acting Chief Financial Officer and Chief Transformation Officer	2025	96,923	225,000	—	—	—	577,775	899,698
Sheila M. Anderson	2026	353,385	60,000	140,156	—	194,807	9,193	757,541
Chief Data and Analytics Officer	2025	333,400	50,000	212,540	12,500	34,207	10,350	652,997
	2024	327,515	—	12,116	12,116	192,999	6,900	551,646
Matthew J. Kurtenbach	2026	359,615	10,000	142,188	—	197,630	10,500	719,933
Vice President of Manufacturing	2025	311,692	—	223,000	—	33,858	10,350	578,900
	2024	296,115	—	12,116	12,116	174,822	9,020	504,189
Brett D. Wendler(8)	2026	345,772	10,000	138,125	—	139,624	12,012	645,533
Vice President of Design and Development
Carla S. Gatzke(9)	2026	298,986	10,000	125,938	—	—	147,576	582,500
Former Vice President of Human Resources and Secretary	2025	273,715	—	192,500	12,500	23,940	10,350	513,005
	2024	252,738	—	12,116	12,116	116,972	7,862	401,804

(1)
The amounts reported in this column represent discretionary cash bonuses awarded to our NEOs during Fiscal 2026. For additional information regarding bonuses paid to our NEOs during Fiscal 2026, refer to the narrative following this Summary Compensation in the section titled “Bonuses.”

(2)
The amounts in the Stock Awards column reflect the aggregate grant date fair value of restricted stock awards, RSUs, and PSUs for the fiscal years presented. Assumptions used in calculating the amounts under ASC 718 are included in “Note 11. Stockholders’ Equity and Share-Based Compensation” of the Notes to our Consolidated Financial Statements included in the Form 10-K and are incorporated by reference herein. For the PSUs, the valuation was based upon the assumption that the threshold level of performance will be achieved, which represents the probable outcome of the performance conditions for those awards. The value of the Fiscal 2026 PSU awards at the grant date for each of the NEOs receiving such awards, assuming that the highest level of the performance conditions will be achieved, is as follows: Mr. Jayaraman — $251,250; Ms. Anderson — $64,687; Mr. Kurtenbach — $65,625; Mr. Wendler — $63,750; and Ms. Gatzke — $14,531. The amount reported for Ms. Gatzke’s PSUs has been prorated based on her time of service with the Company during Fiscal 2026 pursuant to the Gatzke Separation Agreement. For additional information regarding PSUs awarded to our NEOs during 2026, refer to the narrative following this Summary Compensation in the section titled “Stock Awards.”

(3)
Consists of stock options granted under the 2020 Plan for Fiscal 2024 and Fiscal 2025. No options were granted in Fiscal 2026. The value of the option awards is calculated based on the grant date fair value of the award in accordance with ASC 718. Assumptions used in calculating the amounts under ASC 718 are included in “Note 11. Stockholders’ Equity and Share-Based Compensation” of the Notes to our Consolidated Financial Statements included in the Form 10-K and are incorporated by reference herein.

(4)
The amounts represent the amount earned in such year under our short-term cash incentive plan, notwithstanding the year in which it was paid. See “Compensation Discussion and Analysis” of this Proxy Statement and our previously filed proxy statements for further information on our annual cash incentive programs.

(5)	See the “All Other Compensation Table” below for additional information

(6)	Ramesh Jayaraman was appointed as President and CEO effective February 1, 2026.

(7)	Bradley T. Wiemann served as Interim President and CEO through January 31, 2026. Upon Mr. Jayaraman’s promotion to President and CEO on February 1, 2026, Mr. Wiemann assumed the role of Executive Vice President and Advisor to the CEO.

(8)	Brett D. Wendler became a Named Executive Officer in Fiscal 2026.

(9)	Carla S. Gatzke stepped down as Vice President of Human Resources and Corporate Secretary effective January 31, 2026.

Narrative to Summary Compensation Table

Salary

The salaries reported in the table above represent salaries paid during the fiscal years shown. With respect to Mr. Jayaraman, the salary in the table for Fiscal 2026 covers the salary paid to him from his start date on December 10, 2025 through May 2, 2026 and reflects salary paid prior to and following his appointment as Chief Executive Officer and President of the Company on February 1, 2026. With respect to Mr. Atkins, the salary reported for Fiscal 2026 reflects a fixed salary, payable at a rate of $75,000 per month, that was actually paid during Fiscal 2026 pursuant to the Atkins Offer Letter (as defined herein). The salary for Mr. Wiemann reflects the fixed salary, payable at a rate of $60,000 per month, that was actually paid during Fiscal 2026 pursuant to the Wiemann Agreement.

Bonuses

Fiscal 2026 Merit Bonuses

During Fiscal 2026, in recognition of significant efforts during the fourth quarter of Fiscal 2025, the Company awarded to each of our then-serving NEOs a merit bonus in the amount of $10,000.

Anderson Retention Payment

In recognition of her efforts to perform multiple roles within the Company’s management team at various periods throughout Fiscal 2025 and the beginning of Fiscal 2026, and for services rendered in the role of principal accounting officer of the Company in connection with the preparation and filing of the Annual Report on Form 10-K for Fiscal 2025, the Company awarded Ms. Anderson the Anderson Retention Payment, which consisted of a bonus in the amount of $100,000 paid in cash. The Anderson Retention Payment was paid in two equal installments of $50,000, with the first installment being paid in Fiscal 2025 and the second installment being paid in Fiscal 2026. The Anderson Retention Payment was a one-time, discretionary award paid to Ms. Anderson in addition to, and separate and apart from, her annual incentive award in 2025 and her 2026 Annual Incentive award.

Other Bonuses

Amounts in the Summary Compensation Table include the following payments made by the Company during Fiscal 2026 for Mr. Jayaraman, a cash payment in the amount of $225,000, which was the first annual installment of a $450,000 sign-on bonus pursuant to the terms of the CEO Offer Letter. For additional information regarding the CEO Offer Letter, refer to the “Compensation Discussion and Analysis” and “Executive Compensation - Employment, Severance, and Change in Control Arrangements” sections of this Proxy Statement.

Stock Awards

The value of the PSU awards reported for Ms. Gatzke and included in the Stock Awards column is based on the threshold level of achievement with respect to a pro rata portion of the PSUs, with the proration based upon the number of days within the applicable performance period that have elapsed through her termination date, pursuant to the Gatzke Separation Agreement. For additional information on the Gatzke Separation Agreement, refer to the “Compensation Discussion and Analysis” and “Executive Compensation - Employment, Severance, and Change in Control Arrangements” sections of this Proxy Statement.

ALL OTHER COMPENSATION TABLE – FISCAL 2026

All Other Compensation amounts for Fiscal 2026 reported in the Summary Compensation Table above consist of the following:

Name	Perquisites and Other Personal Benefits ($)		Company Contributions Under 401k Plan ($)(1)	Severance and Consulting Payments		Cash Settlement of Awards		Total ($)
Ramesh Jayaraman	8,694	(2)	3,462	—		—		12,156
Bradley T. Wiemann	—		10,500	—		484,645	(6)	495,145
Howard I. Atkins	810	(3)	—	—		—		810
Sheila M. Anderson	—		9,193	—		—		9,193
Matthew J. Kurtenbach	—		10,500	—		—		10,500
Brett D. Wendler	1,512	(4)	10,500	—		—		12,012
Carla S. Gatzke	—		9,988	137,588	(5)	—		147,576

(1)	The amounts in this column consist of matching contributions made by the Company under the 401(k) Plan, which is intended to qualify under Section 401(k) of the Code.

(2)	Represents travel, rental, and housing allowance.

(3)	Represents internet stipend.

(4)	Represents cell phone and computer stipend

(5)	Represents $103,731 of severance payments made under the Gatzke Separation Agreement actually paid in Fiscal 2026, $3,857 of COBRA payments actually paid in Fiscal 2026, and $30,000 of consulting payments made under the Gatzke Consulting Agreement actually paid in Fiscal 2026.

(6)	Represents cash settlement of awards for Mr. Wiemann pursuant to the Wiemann Agreement.

GRANTS OF PLAN-BASED AWARDS — FISCAL 2026

The following table sets forth information regarding grants of plan-based awards to the Named Executive Officers during Fiscal 2026:

		Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: number of shares of stock or units	All other option awards: number of securities underlying options	Exercise or base price of option awards	Grant date fair value of stock and option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)(3)	(#)(4)	($/share)(4)	awards ($)(5)
Ramesh Jayaraman		31,250	125,000	187,500	—	—	—	—	—	—	—
	12/15/2025	—	—	—	—	—	—	28,357	—	—	502,500
	12/15/2025	—	—	—	2,191	8,765	13,148	—	—	—	41,875
Sheila M. Anderson		47,438	189,750	284,625	—	—	—	—	—	—	—
	7/28/2025	—	—	—	—	—	—	8,272	—	—	129,375
	7/28/2025	—	—	—	639	2,557	3,836	—	—	—	10,781
Matthew J. Kurtenbach		48,125	192,500	288,750	—	—	—	—	—	—	—
	7/28/2025	—	—	—	—	—	—	8,391	—	—	131,250
	7/28/2025	—	—	—	649	2,594	3,891	—	—	—	10,938
Brett D. Wendler		34,000	136,000	204,000	—	—	—	—	—	—	—
	7/28/2025	—	—	—	—	—	—	8,152	—	—	127,500
	7/28/2025	—	—	—	630	2,520	3,780	—	—	—	10,625
Carla S. Gatzke		34,875	139,500	209,250	—	—	—	—	—	—	—
	7/28/2025	—	—	—	—	—	—	7,432	—	—	116,250
	7/28/2025	—	—	—	575	2,298	3,447	—	—	—	9,688

(1)	Represents 2026 Annual Incentives awarded to our NEOs for Fiscal 2026, which consist of variable cash compensation, pursuant to the 2026 Program. The amounts reflect the minimum payment level, the target payment level, and the maximum payment level of the 2026 Annual Incentives. For additional information concerning our 2026 Annual Incentives, refer to the “Compensation Discussion and Analysis.”

(2)	The amounts in the “Threshold” column represent the minimum number of PSUs (25%) that would vest, if any, assuming that the threshold performance goals for each of the PSU performance metrics are achieved. The amounts in the “Target” column represent the total number of PSUs granted that would vest (100%) if the target level of performance for each of the PSU performance metrics is achieved, which would result in the vesting of all of the PSUs granted. The amounts in the “Maximum” column represent the total number of PSUs granted that would vest (150%) if the maximum level of performance were achieved or exceeded. The Fiscal 2026 PSU awards, including the performance measures and attainment levels, are described in greater detail in the subsection of the “Compensation Discussion and Analysis” titled “2026 Long-Term Incentive Awards.” Earned PSUs cliff vest, if at all, upon approval by the Compensation Committee of certain performance goals and service-based vesting requirements in accordance with the applicable award agreement.

(3)
Consists of RSUs granted to the Named Executive Officers in Fiscal 2026 under the 2025 Plan. RSU awards issued in Fiscal 2026 vest in four equal annual installments beginning on August 23, 2026, subject to ongoing service-based vesting requirements as provided in the applicable award agreement.

(4)	No options were granted by the Company in Fiscal 2026

(5)
Represents the aggregate grant date fair value of RSUs and PSUs granted during Fiscal 2026 under the 2025 Plan, calculated in accordance with ASC Topic 718, excluding the effect of estimated forfeitures related to any service-based vesting condition. Assumptions used in the calculation of these amounts are included in Note 11 to our Consolidated Financial Statements included in the Form 10-K and are incorporated by reference herein. These amounts reflect the accounting expense for these awards and do not correspond to the actual value, if any, that will be recognized by the NEOs. For the PSUs, the reported value was based on the assumption that the threshold level of performance will be achieved, which is the probable outcome of the performance conditions, calculated in a manner consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718.

Narrative to Grants of Plan-Based Awards Table

See the “Compensation Discussion and Analysis” for a complete description of the performance targets of incentive awards.

The following table sets forth information about unexercised options and RSUs and PSUs that have not vested that were held as of May 2, 2026 by the Named Executive Officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — FISCAL 2026

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Ramesh Jayaraman	12/15/2025	—	—	—	—	28,357	558,633	(3)	—	—
	12/15/2025	—	—	—	—	—	—	(4)	2,191	43,163
Bradley T. Wiemann	9/2/2021	1,250	—	5.66	9/2/2031	—	—		—	—
	9/8/2022	2,250	2,250	3.02	9/8/2032	—	—		—	—
	9/11/2023	457	915	9.85	9/11/2033	—	—		—	—
	9/2/2021	—	—	—	—	500	9,850	(5)	—	—
	9/8/2022	—	—	—	—	1,000	19,700	(6)	—	—
	9/11/2023	—	—	—	—	738	14,539	(7)	—	—
	9/9/2024	—	—	—	—	1,816	35,775	(8)	—	—
Howard I. Atkins	3/5/2025	—	—	—	—	6,978	137,467	(9)	—	—
Sheila M. Anderson	9/1/2016	7,500	—	9.57	9/1/2026	—	—		—	—
	8/31/2017	7,500	—	9.63	8/31/2027	—	—		—	—
	9/6/2018	6,250	—	7.83	9/6/2028	—	—		—	—
	9/5/2019	6,250	—	7.47	9/5/2029	—	—		—	—
	9/30/2020	12,500	—	4.11	9/3/2030	—	—		—	—
	9/2/2021	5,000	1,250	5.66	9/2/2031	—	—		—	—
	9/8/2022	6,750	4,500	3.02	9/8/2032	—	—		—	—
	9/11/2023	914	1,372	9.85	9/11/2033	—	—		—	—
	9/9/2024	418	1,672	11.87	9/9/2034	—	—		—	—
	9/2/2021	—	—	—	—	500	9,850	(5)	—	—
	9/8/2022	—	—	—	—	1,000	19,700	(6)	—	—
	9/11/2023	—	—	—	—	738	14,539	(7)	—	—
	9/9/2024	—	—	—	—	908	17,888	(8)	—	—
	3/5/2025	—	—	—	—	9,306	183,328	(9)	—	—
	7/28/2025	—	—	—	—	8,272	162,958	(3)	—	—
	7/28/2025	—	—	—	—	—	—	(4)	639	12,588
Matthew J. Kurtenbach	9/30/2020	2,500	—	4.11	9/3/2030	—	—		—	—
	9/2/2021	1,250	1,250	5.66	9/2/2031	—	—		—	—
	9/8/2022	2,250	4,500	3.02	9/8/2032	—	—		—	—
	9/11/2023	457	1,372	9.85	9/11/2033	—	—		—	—
	9/2/2021	—	—	—	—	500	9,850	(5)	—	—
	9/8/2022	—	—	—	—	1,000	19,700	(6)	—	—
	9/11/2023	—	—	—	—	738	14,539	(7)	—	—
	9/9/2024	—	—	—	—	1,816	35,775	(8)	—	—
	3/5/2025	—	—	—	—	9,211	181,457	(9)	—	—
	7/28/2025	—	—	—	—	8,391	165,303	(3)	—	—
	7/28/2025	—	—	—	—	—	—	(4)	649	12,785
Brett D. Wendler	8/31/2017	5,070	—	9.63	8/31/2027	—	—		—	—
	9/6/2018	6,250	—	7.83	9/6/2028	—	—		—	—
	9/5/2019	6,250	—	7.47	9/5/2029	—	—		—	—
	9/30/2020	12,500	—	4.11	9/3/2030	—	—		—	—

9/2/2021	5,000	1,250	5.66	9/2/2031	—	—		—	—
9/8/2022	3,750	4,500	3.02	9/8/2032	—	—		—	—
9/11/2023	914	1,372	9.85	9/11/2033	—	—		—	—
9/9/2024	418	1,672	11.87	9/9/2034	—	—		—	—
9/2/2021	—	—	—	—	500	9,850	(5)	—	—
9/8/2022	—	—	—	—	1,000	19,700	(6)	—	—
9/11/2023	—	—	—	—	738	14,539	(7)	—	—
9/9/2024	—	—	—	—	908	17,888	(8)	—	—
3/5/2025	—	—	—	—	8,652	170,444	(9)	—	—
7/28/2025	—	—	—	—	8,152	160,594	(3)	—	—
7/28/2025	—	—	—	—	—	—	(4)	630	12,411

(1)	All options vest in equal installments over five years beginning one year after the grant date, but only if the Named Executive Officer is then an employee of the Company, and expire 10 years after the grant date.

(2)
Determined by multiplying the per share closing price of Common Stock ($19.70) as reported on The Nasdaq Global Select Market on May 1, 2026, which was the last business day of Fiscal 2026, by the number of shares subject to the award.

(3)	Subject to the terms of the award note, the RSUs will ratably vest automatically on August 23, 2026, August 23, 2027, August 23, 2028, and August 23, 2029.

(4)
Represent PSUs granted pursuant to the 2026 Long-Term Incentives. The material terms of the 2026 Long-Term Incentives are discussed in more detail under the heading “2026 Long-Term Incentives” in the “Compensation Discussion and Analysis.” This table reflects the threshold amount of shares payable with respect to the awards. This does not reflect any opinion or projection of management concerning the ultimate level of satisfaction of such performance goals for the performance period.

(5)	Subject to the terms of the award notice, the RSUs will vest automatically on August 23, 2026.

(6)	Subject to the terms of the award notice, the RSUs will ratably vest automatically on August 23, 2026 and August 23, 2027.

(7)	Subject to the terms of the award notice, the RSUs will ratably vest automatically on August 23, 2026, August 23, 2027, and August 23, 2028.

(8)	Subject to the terms of the award notice, the RSUs will ratably vest automatically on August 23, 2026, August 23, 2027, August 23, 2028, and August 23, 2029.

(9)	Subject to the terms of the award notice, the RSUs will ratably vest automatically on March 5, 2027 and March 5, 2028.

The following table sets forth information regarding the exercise of stock options by and the vesting of restricted stock units during Fiscal 2026 for the Named Executive Officers:

OPTION EXERCISES AND STOCK VESTED – FISCAL 2026

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Ramesh Jayaraman	—	—	—	—
Bradley T. Wiemann	36,664	435,421	2,200	37,180
Howard I. Atkins	—	—	10,649	201,216
Sheila M. Anderson	7,500	62,574	6,626	140,316
Matthew J. Kurtenbach	—	—	6,806	143,072
Brett D. Wendler	8,070	116,127	6,300	132,821
Carla S. Gatzke	—	—	25,112	569,012

(1)	Consists of the difference between the closing price of the Common Stock on the date of exercise and the per share exercise price of the option multiplied by the number of shares acquired upon exercise.

(2)	Consists of the number of shares vested multiplied by the market value of the shares of Common Stock as of the vesting date.

GRANTS OF CERTAIN EQUITY AWARDS CLOSE IN TIME TO THE RELEASE OF CERTAIN MATERIAL NONPUBLIC INFORMATION

No stock option awards were granted to NEOs in Fiscal 2026. During Fiscal 2026, we did not grant equity awards to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation for NEO grants in Fiscal 2026.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information as of May 2, 2026 with respect to our equity compensation plans:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2015 Stock Incentive Plan	145,153	8.37	—
2020 Stock Incentive Plan	461,371	4.68	—
2025 Stock Incentive Plan	—	—	3,418,336
Employee Stock Purchase Plan(1)	Not Applicable	Not Applicable	943,104
Equity compensation plans not approved by securities holders	—	—	—
Total	606,524	$5.57	4,361,440

(1)	Under the ESPP, shares are acquired at the time of investment by the participating employees at the applicable discount.

EMPLOYMENT, SEVERANCE, AND CHANGE IN CONTROL ARRANGEMENTS

Employment and Consulting Agreements

Except as otherwise described below with respect to Ramesh Jayaraman, Bradley T. Wiemann, and Howard I. Atkins, and with respect to the Retention Plan, we do not have employment agreements with any of our NEOs, and all of our NEOs are employed at-will. Carla S. Gatzke is currently providing consulting services to the Company pursuant to the Gatzke Consulting Agreement.

Mr. Jayaraman’s Offer Letter

On December 2, 2025, the Company entered into the CEO Offer Letter with Mr. Jayaraman effective upon the commencement of his employment with the Company on December 10, 2025. Pursuant to the CEO Offer Letter, Mr. Jayaraman:
•was entitled to a lump-sum signing bonus, paid in cash, in the amount of $450,000, 50% of which was paid on the Start Date (as defined in the CEO Offer Letter), and the remaining 50% of which is payable on the first anniversary of the Start Date;
•receives an initial annual base salary of $500,000;
•beginning in Fiscal 2027, is eligible to participate in the Company’s annual cash incentive plan with a target bonus opportunity equal to 100% of his base salary;
•was eligible to receive a 2026 Annual Incentive under the 2026 Program with a target bonus opportunity of 25% of his base salary and a minimum guaranteed 2026 Annual Incentive of payout $93,750;
•received RSUs with an aggregate grant date fair value of $502,500 and which vest in equal annual installments beginning on August 23, 2026;
•received PSUs with an aggregate grant date fair value of $167,500 and which are subject to the same vesting, performance goals, and other terms and conditions applicable to the PSUs granted to the Company’s other NEOs under the 2026 Long-Term Incentive;
•is eligible to participate in the Company’s annual long-term incentive equity plan beginning in Fiscal 2027 with a target bonus opportunity of 200% of his base salary;

•receives benefits that are made generally available to the Company’s executives, subject to the terms of the applicable benefit plans and programs;
•received a short term rental allowance of $3,500 per month for each of December 2025 and January 2026; and
•is eligible for severance and other post-termination compensation and benefits pursuant to the terms of the Retention Plan.

Each of the foregoing benefits are subject to Mr. Jayaraman’s continued employment with the Company on the payment or vesting date, as applicable.

Mr. Wiemann’s Termination Agreement

Effective as of February 1, 2026, the Company and Mr. Wiemann entered into the Wiemann Agreement, which amended and restated the previous termination agreement between Mr. Wiemann and the Company and, among other provisions, clarifies certain terms regarding his employment term, the vesting and settlement of his outstanding and unvested equity awards, reimbursement of COBRA benefit premiums, and compensation and benefits under different termination scenarios.

Pursuant to the Wiemann Agreement, Mr. Wiemann stepped down from his role as Interim President and Chief Executive Officer of the Company and assumed the role of Executive Vice President - Advisor to the CEO, in each case effective as of February 1, 2026. Mr. Wiemann may retire at any time following an initial advisory period ending on March 15, 2026 upon 30 calendar days prior written notice, but must retire in any event not later than September 5, 2026 (such period, the “Extended Advisory Period”). During the Extended Advisory Period, Mr. Wiemann will continue to receive cash compensation at a monthly rate of $60,000 (the same cash compensation he received in his previous role as Interim President and Chief Executive Officer), plus benefits available to full-time employees (excluding annual incentives, equity grants not already granted, and benefits under the Retention Plan). Mr. Wiemann also was provided a transition payment consisting of the accelerated vesting and cash settlement of RSUs awarded under a retention grant dated March 5, 2025 (the “Transition Payment”), with the value of the RSUs tied to the per share closing price on February 2, 2026, plus any additional amount necessary to bring the total Transition Payment to at least $300,000. Under the Wiemann Agreement, if Mr. Wiemann retires on September 5, 2026, retires before such date upon 30 days written notice, or is terminated by the Company without Cause (as defined below) prior to the end of the Extended Advisory Period, he will receive full acceleration of all outstanding unvested stock options and RSU awards, plus reimbursement for any difference between the premiums he pays for coverage under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and any contribution payments required to be made by similarly situated employees under such plans for 18 months following his termination date. “Cause” is defined under the Wiemann Agreement to include a material breach of written agreements or codes of conduct, commission of a felony or failure to contest prosecution, and willful misconduct, dishonesty, breach of fiduciary duty, or gross negligence involving the Company. In exchange for the foregoing benefits, Mr. Wiemann agreed to a broad release of all claims against the Company and its related parties, subject to the terms and conditions of the Wiemann Agreement. All severance and termination benefits are conditioned upon Mr. Wiemann’s execution and non-revocation of both the general release in the Wiemann Agreement and a confirming release at or following termination.

Mr. Atkins’ Offer Letter

On March 3, 2025, the Board appointed Mr. Atkins Acting CFO and Chief Transformation Officer, effective as of the close of business March 5, 2025, pursuant to an Offer Letter with Mr. Atkins (the “Atkins Offer Letter”). Pursuant to the Atkins Offer Letter, Mr. Atkins:
•receives cash compensation at a monthly rate of $75,000, less applicable taxes and withholdings;
•received a lump-sum cash signing bonus of $225,000, less applicable taxes and withholdings (paid in Fiscal 2025);
•received (in Fiscal 2025) a one-time grant of RSUs under the 2020 Plan, with a grant date fair value of approximately $150,000 (the “CFO RSU Grant”); and
•receives benefits that are made generally available to the Company’s executives, subject to the terms of the applicable benefit plans and programs.

All of the RSUs under the CFO RSU Grant will become fully vested on the date that the Board appoints a new Chief Financial Officer, provided that Mr. Atkins remains continuously employed by the Company or a subsidiary of the Company until the date of such appointment. Mr. Atkins is not eligible to receive an annual incentive award under the Company’s executive compensation programs and is obligated to abide by all non-disclosure, non-competition, and non-solicitation agreements in effect between himself and the Company or any of its affiliates and all applicable Company policies and codes of ethics in effect from time to time.

Ms. Gatzke’s Consulting Agreement

In connection with the execution of the Gatzke Separation Agreement, and to promote an orderly transition for the successors to Ms. Gatzke’s roles, the Company and Ms. Gatzke also entered into the Gatzke Consulting Agreement, effective January 31, 2026. Pursuant to the Gatzke Consulting Agreement, as amended, Ms. Gatzke serves as a consultant to the CEO and his designees on transitional services related to human resources matters, corporate secretarial matters, community relations, and related matters in exchange for a monthly consulting fee. Pursuant to the terms of the Gatzke Consulting Agreement, Ms. Gatzke received a monthly consulting fee (the “Monthly Consulting Fee”) of $30,000 through an expiration date (the “Expiration Date”) of April 30, 2026 for her services under the Gatzke Consulting Agreement. The Monthly Consulting Fee was reduced to $7,500 and the Expiration Date was extended to August 28, 2026 pursuant to a First Amendment to the Gatzke Consulting Agreement, dated May 18, 2026.

According to its terms, if the Gatzke Consulting Agreement is terminated for the Company’s convenience before the Expiration Date, and not as a result of Ms. Gatzke’s material breach, Ms. Gatzke will be entitled to a pro rata portion of the Monthly Consulting Fee for the portion of the month in which services are provided. The Gatzke Consulting Agreement requires Ms. Gatzke to comply with a confidentiality covenant with an indefinite term.

Severance and Change in Control Arrangements

Ms. Gatzke’s Separation Agreement

On January 20, 2026, the Company entered into the Gatzke Separation Agreement with Ms. Gatzke pursuant to which she stepped down from the Company as of January 31, 2026. Pursuant to the Gatzke Separation Agreement, Ms. Gatzke is entitled to, among other benefits, severance paid in cash in equal installments over a period of one year, immediate and full vesting of her outstanding unvested stock option and RSU awards, pro rata vesting of her outstanding and unvested PSU awards per the terms of the applicable award agreement, and partial reimbursement of COBRA premiums for 12 months following the termination date.

Ms. Gatzke is entitled to the following compensation and benefits under the Gatzke Separation Agreement: (i) a separation payment of $674,250, less applicable taxes and withholdings, to be paid in substantially equal installments beginning on the Company’s first regularly scheduled payroll date that is 45 days following her termination date and ending on the regularly scheduled pay date occurring on or immediately following the one-year anniversary of the initial severance payment date; (ii) with respect to all of the unvested RSUs and unvested or unexercised stock options previously granted to Ms. Gatzke and outstanding on January 31, 2026, (A) all such RSUs became fully and immediately vested, and (B) all such stock options became fully and immediately exercisable; (iii) with respect to unvested PSUs previously granted to Ms. Gatzke and outstanding on January 31, 2026, (A) a pro rata portion of the PSUs, with the proration based upon the number of days within the applicable performance period that have elapsed through her termination date, will remain outstanding and vest following the termination date based on actual performance levels pursuant to the 2025 Plan and the relevant award agreements, and (B) all other PSUs will be forfeited immediately following the termination date; and (iv) COBRA reimbursement payments for a period of up to 12 months following the termination date in an amount equal to the difference between (A) the amount Ms. Gatzke pays to effect and maintain COBRA coverage, and (B) the employee contribution amount that similarly situated employees of the Company pay for the same or similar coverage under the Company’s group health plans, less applicable taxes, subject to the eligibility requirements under COBRA and the Gatzke Separation Agreement. Ms. Gatzke is subject to, and has reaffirmed under the Separation Agreement her obligation to comply with, certain restrictive covenants regarding confidentiality, non-competition, non-disparagement, and non-solicitation.

Retention Plan

On June 23, 2025, the Board approved the Retention Plan, as amended. Under the Retention Plan, each of our Covered NEOs is entitled to receive, during certain termination scenarios, cash severance, vesting and acceleration of equity awards, and certain COBRA benefits. Mr. Jayaraman is eligible for benefits under the Retention Plan pursuant to the terms of the CEO Offer Letter.

Under the Retention Plan, and the terms of the CEO Offer Letter, as applicable, the “Severance Multiplier” used to calculate the cash severance payment for each Covered NEO is: (i) if a Qualifying Termination (as defined below) of the Covered NEO (other than Mr. Jayaraman with respect to this clause (i) only) occurs within 18 months following the start date of a new CEO (including the start date as CEO of Mr. Jayaraman), 1.5x of the Covered NEO’s base salary plus target annual bonus; (ii) if a Qualifying Termination of the Covered NEO occurs within 12 months following a Change in Control (as defined below), 2x of the Covered NEO’s base salary plus target annual bonus; and (iii) in all other cases, 1.0x of the Covered NEO’s base salary plus target annual bonus. With respect to the Covered NEO’s unvested equity awards, in the event of a Qualifying Termination: (a) all RSUs and stock options held by the Covered NEOs as of the date of the Qualifying Termination (the “Termination Date”) will immediately become fully vested as of the Termination Date; (b) any options that become vested pursuant to the Retention Plan will become exercisable as of the Termination Date, subject to the terms and conditions of the applicable award agreement; and (c) all outstanding and unvested PSUs held by the Covered NEOs as of the Termination Date will vest pro rata on the Termination Date based on the number of days remaining in the applicable performance period for the PSUs, with the actual number of PSUs that vest to be determined based on actual performance levels after the end of such performance period. Additionally, in the event of a Qualifying Termination, a Covered NEO who elects to continue coverage under the Company’s group health plans pursuant to COBRA, will be reimbursed by the Company on a monthly basis for the difference between the amount the Participant pays to effect and continue such coverage and the employee contribution amount that similarly-situated employees of the Company pay for the same or similar coverage under such group health plans for a period of 12 months (the “COBRA Benefit”).

Under the Retention Plan:
•“Change in Control” has the meaning given to it in the 2020 Plan.
•“Good Reason” has the definition within the Covered NEO’s employment contract, or in the absence of such contract, the occurrence of any of the following events, provided that the Covered NEO has (1) provided written notice to the Company within 90 days following the occurrence of any such event and (2) such event results in a materially negative change to the Covered NEO:

◦(a) the assignment, without consent, of the Covered NEO to a position with material responsibilities or duties of a lesser status or degree than his or her current position with the Company;
◦(b) a relocation of the Covered NEO;
◦(c) a material reduction, in the aggregate, in base salary, variable pay opportunities or the employee benefits in which the Participant is entitled to participate irrespective of any standard waiting periods with respect to the same, unless such material reduction is generally applicable to all employees of the Company with a similar ranking to the Participant; or
◦(d) a material breach or a material adverse modification by the Company of the Covered NEO’s employment contract or similar agreement without consent,
•“Qualifying Termination” means the termination of a Covered NEO’s employment either by the Company without Cause or by the Covered NEO for Good Reason, but excluding death or disability of the Covered NEO.

As a condition to receiving severance benefits under the Retention Plan, a Covered NEO must execute and not revoke a release of all claims against the Company and its related parties in a form acceptable to the Company, must comply with any existing restrictive covenant agreement between the Covered NEO and the Company, and must timely elect COBRA continuation coverage with respect to the COBRA Benefit. In addition, pursuant to the Retention Plan, the Company may, in its sole discretion, require a Covered NEO to enter into a restrictive covenant agreement as a further condition to receiving severance benefits.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

Post-Termination Compensation Table

The table below reflects the compensation that would be paid to each of Messrs. Jayaraman, Wiemann, Atkins, Kurtenbach, and Wendler and Ms. Anderson in the event of termination of such Named Executive Officer's employment, and if applicable, any directorships held, with the Company. As discussed elsewhere in this Proxy Statement, Ms. Gatzke stepped down from her role as Vice President, Human Resources and Secretary of the Company prior to the end of Fiscal 2026, and in accordance with applicable SEC rules, her post-termination compensation information is not included in the table below. Instead, the post-termination compensation actually paid to Ms. Gatzke is disclosed in the “Executive Compensation - Employment, Severance, and Change in Control Arrangements” section of this Proxy Statement.

Pursuant to the 2025 Plan, unless another arrangement with the NEO controls, and subject to certain limitations on “parachute” payments under Section 280G of the Code, if a NEO’s employment is terminated, or the NEO terminates his or her employment for Good Reason (as defined in the 2025 Plan), within 12 months following a Change in Control (as defined in the 2025 Plan) of the Company (either such event, a “Change in Control Termination”), all outstanding and unvested PSUs held by the NEO will immediately vest as if earned at the target level of achievement for the applicable performance period without proration, all other outstanding and unvested awards held by the NEO shall immediately vest, all restrictions on such awards shall immediately lapse, and each option granted to the NEO that is outstanding at such time shall become fully and immediately exercisable. The terms of the 2020 Plan are substantially similar in this respect. With respect to the acceleration of unvested PSUs, the Retention Plan and the Company’s standard form of PSU award agreement pursuant to the 2025 Plan modifies the default provisions in the 2025 Plan to provide that in the event of such a termination, all outstanding and unvested PSUs held by the NEO as of the date of termination will vest on a pro-rata basis as of the termination date, with the pro-ration calculated based on the number of days within the applicable PSU performance period that have elapsed up to and including the date of termination. The Daktronics, Inc. 2007 Stock Incentive Plan (the “2007 Plan”), the Daktronics, Inc. 2015 Stock Incentive Plan (the “2015 Plan”), and the 2020 Plan have expired, but there are awards outstanding under each of those plans that are governed by their respective terms. Upon an NEO’s termination of employment for any reason, and consistent with our employment policies which apply to all employees, we are obligated to pay for accrued and unused vacation time, which would then be payable in a lump sum.

The amounts in the table shown below assume that such termination was effective as of May 2, 2026, are estimates of the amounts which would be paid out to the Named Executive Officers upon the termination of their employment, include estimated amounts earned through such date, and are based on the following additional material assumptions:

Valuation of Common Stock. Calculations requiring a per share stock price are based on the closing price of $19.70 per share of our Common Stock on Nasdaq on May 1, 2026, which was the last business day of Fiscal 2026.

Restrictive Covenants. To the extent that that we have any post-termination compensation arrangement that requires any of our NEOs to execute a general release of claims in favor of Daktronics or to comply with the terms of any non-competition, non-solicitation, non-disparagement, confidentiality, or similar restrictive covenant as a condition to receiving post-termination compensation payments pursuant to such arrangement, we have assumed that the NEO has complied with all such requirements.

Lump-Sum Cash Payments. For all cash payments in the table, such payments are made in a lump sum except where otherwise noted.

No Equitable Measures Taken. The Compensation Committee is obligated to take certain limited measures specified under the 2025 Plan if necessary to protect the interests of NEOs upon a Change in Control, even without a Change in Control Termination. We believe that such measures would only be necessary under the 2025 Plan where the awards were not equitably converted or assumed by the acquiring corporation in a Change in Control. For purposes of the table, we have assumed that the acquiring corporation in a Change in Control has assumed or the awards or provided substitution awards and, accordingly, that the Compensation Committee has not taken any of the equitable measures permitted under the 2025 Plan.

No Section 280G Payment Reductions. Under the 2025 Plan, if the acceleration of the exercisability of an option or the payment of cash in exchange for all or part of an award is deemed a “parachute payment” within the meaning of Section 280G(b)(2) of the Code, then the Compensation Committee has the discretion to reduce the acceleration payments to the NEOs to the largest amount that, in the sole judgment of the Compensation Committee, would not result in the payments being subject to the excise tax imposed by Section 4999 of the Code. We have assumed in the table below that no such downward adjustments were made with respect to any payments.

No Single-Trigger Cash Payments or Automatic Equity Acceleration upon a Change in Control. No cash payments will be made solely because of a Change in Control. In addition, none of an NEO’s outstanding equity awards would accelerate solely upon the occurrence of Change in Control.

Payments Made by the Company. All payments in the table below would be made by the Company.

Qualifying Termination. For purposes of the “Termination due to change in control” and “Termination without cause or good reason” columns in the table, the NEO’s termination constitutes a Qualifying Termination under the Retention Plan.

Acceleration of Equity Awards. Pursuant to the Retention Plan, in the event of a Qualifying Termination: (i) all outstanding and unvested PSUs held by the NEO as of the date of the Qualifying Termination will vest on a pro-rata basis as of the Qualifying Termination date, with the pro-ration calculated based on the number of days within the applicable PSU performance period that have elapsed up to and including the date of the Qualifying Termination and a per share Common Stock price of $19.70 per share; (ii) all other outstanding and unvested awards held by the NEO shall immediately vest; (iii) all restrictions on such awards shall immediately lapse; and (iv) each option granted to the NEO that is outstanding at such time shall become fully and immediately exercisable.

Non-Equity-Based Compensation. Under the terms of our non-equity-based compensation program, employees must remain employed through the end of the applicable fiscal year in order to receive a payout, which means that a NEO whose employment terminated on May 2, 2026 would not be entitled to a 2026 Annual Incentive payment.

COBRA Benefits. The amounts in the table paid to each NEO as a COBRA Benefit pursuant to the Retention Plan were paid for a period of 12 months (the length of each NEO’s “Severance Benefits Period” under the Retention Plan) and assumes that each NEO will not obtain other employment and will otherwise remain eligible for the COBRA Benefit through such 12-month period. Pursuant to the Retention Plan, all payments of COBRA Benefits are made in installments pursuant to the Company’s regular payroll cadence.

The table should be read together with the above material assumptions. The principal arrangements governing the amounts disclosed in the table below are based on the Retention Plan, the 2025 Plan, the 2020 Plan, and the award agreements and offer letters that were in effect as of May 2, 2026 and would be operative in the event of a hypothetical termination of the NEO as of such date. The actual amounts that would be paid can be determined only at the time of such Named Executive Officer's actual separation from the Company. In addition, there may be re-negotiation of the payments upon any termination of employment or change in control.

Name	Benefit	Termination due to change in control	Termination without cause or for good reason	Termination for cause	Death	Retirement
Ramesh Jayaraman	Stock option vesting acceleration(1)	$—	$—	$—	$—	$—
	Restricted stock unit vesting acceleration(2)	558,633	558,633	—	—	—
	Performance stock unit vesting acceleration(3)	14,388	14,388	—	—	—
	Vacation pay	28,029	28,029	28,029	28,029	28,029
	Severance pay	1,125,000	625,000	—	—	—
	COBRA premiums	14,618	14,618	—	—	—
		$1,740,667	$1,240,667	$28,029	$28,029	$28,029

Bradley T. Wiemann	Stock option vesting acceleration(1)	$46,543	$46,543	$—	$—	$—
	Restricted stock unit vesting acceleration(2)	79,864	79,864	—	—	—
	Performance stock unit vesting acceleration(3)	—	—	—	—	—
	Vacation pay	58,695	58,695	58,695	58,695	58,695
	Severance pay	—	—	—	—	—
	COBRA premiums	5,134	5,134	—	—	—
		$190,236	$190,236	$58,695	$58,695	$58,695

Howard I. Atkins	Stock option vesting acceleration(1)	$—	$—	$—	$—	$—
	Restricted stock unit vesting acceleration(2)	—	—	—	—	—
	Performance stock unit vesting acceleration(3)	—	—	—	—	—
	Vacation pay	52,700	52,700	52,700	52,700	52,700
	Severance pay	—	—	—	—	—
		$52,700	$52,700	$52,700	$52,700	$—

Sheila M. Anderson	Stock option vesting acceleration(1)	$119,216	$119,216	$—	$—	$—
	Restricted stock unit vesting acceleration(2)	408,263	408,263	—	—	—
	Performance stock unit vesting acceleration(3)	4,196	4,196	—	—	—
	Vacation pay	33,766	33,766	33,766	33,766	33,766
	Severance pay	879,750	707,250	—	—	—
	COBRA premiums	23,907	23,907	—	—	—
		$1,469,098	$1,296,598	$33,766	$33,766	$33,766

Matthew J. Kurtenbach	Stock option vesting acceleration(1)	$106,124	$106,124	$—	$—	$—
	Restricted stock unit vesting acceleration(2)	426,624	426,624	—	—	—
	Performance stock unit vesting acceleration(3)	4,262	4,262	—	—	—
	Vacation pay	41,058	41,058	41,058	41,058	41,058
	Severance pay	892,500	717,500	—	—	—

	COBRA premiums	23,907	23,907	—	—	—
		$1,494,475	$1,319,475	$41,058	$41,058	$41,058

Brett D. Wendler	Stock option vesting acceleration(1)	$119,216	$119,216	$—	$—	$—
	Restricted stock unit vesting acceleration(2)	393,015	393,015	—	—	—
	Performance stock unit vesting acceleration(3)	4,137	4,137	—	—	—
	Vacation pay	57,375	57,375	57,375	57,375	57,375
	Severance pay	816,000	646,000	—	—	—
	COBRA premiums	15,297	15,297	—	—	—
		$1,405,040	$1,235,040	$57,375	$57,375	$57,375

(1)
For option awards, the amount reported consists of the difference between the $19.70 per share closing price of the Common Stock as reported on The Nasdaq Global Select Market as of May 1, 2026, which was the last business day of Fiscal 2026, and the exercise price of the option multiplied by the number of shares subject to the option.

(2)
For restricted stock units, the amount reported consists of the number of RSUs multiplied by the Company’s $19.70 per share closing price of the Common Stock as reported on The Nasdaq Global Select Market as of May 1, 2026, which was the last business day of Fiscal 2026.

(3)
For performance stock units, the amount reported consists of the threshold number of PSUs, pro-rated for the number of days within the applicable PSU performance period that have elapsed up to and including the date of the Qualifying Termination, multiplied by the Company’s $19.70 per share closing price of the Common Stock as reported on The Nasdaq Global Select Market as of May 1, 2026, which was the last business day of Fiscal 2026.

Other Post-Employment Payments

We do not provide pension arrangements, post-retirement health coverage, or non-qualified defined contribution plans to any of our employees.

Compensation Risk Analysis

The Compensation Committee has reviewed and evaluated the Company’s executive compensation and general compensation policies and practices. As part of that process, the Compensation Committee evaluated whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee considered a number of factors, including the key components of the Company’s compensation programs and the relative weighting of those components as part of overall compensation, as well as the considerations enumerated by the SEC. The Compensation Committee also considered that base salary, which represents a meaningful portion of each executive’s overall compensation opportunity, is not performance-based and, based on information provided by the Compensation Consultant, determined that the total compensation of the Company’s executives is within market norms. Prior to the Compensation Committee’s review, members of the executive management team (in consultation with the Company’s outside legal counsel) also reviewed the Company’s compensation policies and practices and considered whether those policies and practices are likely to encourage inappropriate risk-taking by executives or other employees. As discussed in the CD&A and elsewhere in this Proxy Statement, the Compensation Committee has selected revenue, operating margin, revenue growth, and profit growth as the Company performance measures for our incentive compensation components of the 2026 Program. The Compensation Committee believes that incentive compensation payments primarily based on uniform Company performance measures for all the executives minimizes the risks associated with individual formulas based on individual actions. Based on the foregoing, the Compensation Committee concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

CEO Pay Ratio

Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are providing the following information with respect to Fiscal 2026:

•	the annual total compensation of the median employee of our Company (which excludes our CEO) was $62,494; and

•	the annual total compensation of our CEO was $2,220,838.

We elected to combine the total compensation for Brad Wiemann, our former Interim CEO, and Ramesh Jayaraman, our current CEO, for purposes of the Fiscal 2026 CEO pay ratio calculation. In calculating the annual total compensation used in the pay ratio above, we added the actual compensation for each of Messrs. Wiemann and Jayaraman during their respective periods of service as CEO.

Based on this information, a reasonable estimate of the ratio of the annual total compensation for our CEO to the annual total compensation of the median employee for Fiscal 2026 was approximately 36 to 1.

We identified our median employee and determined such employee’s compensation as of May 2, 2026. We included all world-wide full-time, part-time, temporary, and student employees and excluded our CEO in the median compensation calculation. We calculated each identified employee’s total compensation as the annualized value of their current base hourly rate with scheduled hours or salary rate. Compensation paid in currencies other than U.S. dollars were converted to U.S. dollars based on average exchange rates for the period ended May 2, 2026.

The identified median employee received $59,800 of base pay in Fiscal 2026. We then calculated the median employee’s annual total compensation on the same basis that we used to calculate the total compensation of our Named Executive Officers set forth in the Summary Compensation Table, which added $2,694 to the median employee’s base pay due to overtime and matching contributions made by the Company under the 401(k) Plan for the 2026 fiscal year. Thus, our median employee's annual total compensation for Fiscal 2026 was $62,494.

The pay ratio reported above is calculated in a manner consistent with SEC rules and guidance, based on our internal records and the methodology described above. In addition, the rules for identifying the “median employee” and calculating the pay ratio allow companies to apply various methodologies and assumptions. As a result, the compensation for our median employee and the pay ratio reported by us should not be used as a comparison to the information reported by other companies.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of the Regulation S-K, the following table presents, for each of three most recent fiscal years:
•total compensation, as calculated in the Summary Compensation Table, for our CEO (who was our principal executive officer (“PEO”) for the five fiscal years covered by the Pay Versus Performance Table) and an average for our other Named Executive Officers (“Non-PEO NEOs”);

•Compensation actually paid to our PEO and an average for our Non-PEO NEOs, an SEC-prescribed calculation which adjusts total compensation for the items described below and which does not equate to realized compensation;

•our cumulative total stockholder return ("TSR") since the last trading day before the earliest year presented;

•our net income; and

•our operating income.

For a description of our executive compensation program and the factors used by the Compensation Committee to determine pay for our Named Executive Officers, see the “Compensation Discussion and Analysis” section of this Proxy Statement.

For purposed of the Pay Versus Performance Table, “SCT” means Summary Compensation Table and “CAP” means Compensation Actually Paid.

Pay Versus Performance Table

									Value of $100 Investment Based on:
Fiscal Year	SCT Total for Ramesh Jayaraman(1)	CAP to Ramesh Jayaraman(1)(4)	SCT Total for Brad Wiemann (1)	CAP to Brad Wiemann (1)(4)	SCT Total for Reece Kurtenbach(1)	CAP to Reece Kurtenbach(1)(4)	Average SCT Total for Non-PEO NEOs(1)	Average CAP to Non-PEO NEOs(1)(4)	TSR	Peer Group TSR(2)	Net Income (Thousands)	Operating Income (Thousands)(3)
2026	$1,098,324	$611,370	$1,259,690	$1,782,649	$—	$—	$730,186	$811,647	$56.85	$45.39	$45,376	$60,848
2025	—	—	735,861	405,055	1,278,733	2,057,678	661,150	452,276	35.20	9.91	(10,121)	33,118
2024	—	—	—	—	980,516	1,256,656	494,586	642,730	93.14	31.30	34,621	87,115
2023	—	—	—	—	563,183	669,639	322,089	377,287	43.58	0.02	6,802	21,288
2022	—	—	—	—	538,673	439,151	309,921	250,296	(45.71)	(11.08)	592	4,046

(1) The following table lists the PEO and non-PEO NEOs for each of fiscal years 2026, 2025, 2024, 2023, and 2022.

Year	PEO	Non-PEO NEOs
2026	Ramesh Jayaraman, Bradley Wiemann	Howard Atkins, Sheila Anderson, Matthew Kurtenbach, Brett Wendler, Carla Gatzke
2025	Bradley Wiemann, Reece Kurtenbach	Howard Atkins, Sheila Anderson, Matthew Kurtenbach, Carla Gatzke
2024	Reece Kurtenbach	Sheila Anderson, Bradley Wiemann, Matthew Kurtenbach, Carla Gatzke
2023	Reece Kurtenbach	Sheila Anderson, Bradley Wiemann, Matthew Kurtenbach, Carla Gatzke
2022	Reece Kurtenbach	Sheila Anderson, Bradley Wiemann, Matthew Kurtenbach, Carla Gatzke

(2)	The peer group used in this Pay Versus Performance table is the Nasdaq Composite-Total Return. We selected this Index of companies with similar market capitalization because we are unable to identify a peer group of companies similar to us in size and scope of business activities or a widely recognized published industry index that accurately reflects our diverse business activities. Most our direct competitors in our various business units are either privately owned or divisions of larger, publicly owned companies.
(3)	Our Company-selected measure, which is the measure we believe represents the most important financial performance not otherwise presented in the table above that we use to link compensation actually paid to our PEO and Non-PEO NEOs for Fiscal 2026 to our performance, is operating income.
(4)	SEC rules require certain adjustments be made to the SCT totals to determine CAP as reported in the Pay Versus Performance Table. CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, CAP is calculated as SCT total compensation adjusted to include the fair market value of equity awards as of the last day of the applicable fiscal year or, if earlier, the vesting date (rather than the grant date). The tables below set forth the amounts deducted from and added to the SCT total compensation amounts to calculate CAP for our PEO and average CAP to the Non-PEO NEOs.

Ramesh Jayaraman
Adjustments to Determine Compensation "Actually Paid" for PEO	2026
Deduction for amounts reported under the "Stock Awards" column in the SCT	$(544,375)
Deduction for amounts reported under the "Option Awards" columns in the SCT	—
Increase for fair value of awards granted during fiscal year that remain unvested as of year-end	57,421
Increase for fair value of awards granted during fiscal year that vest during year	—
Increase/deduction for change in fair value from prior fiscal year-end to current year-end of awards granted prior to year that were outstanding and unvested as of fiscal year-end	—
Increase/deduction for change in fair value from prior fiscal year-end to vesting date of awards granted prior to year that vested during the fiscal year	—
Deduction of fair value of awards granted prior to fiscal year that were forfeited during fiscal year	—
Increase based upon incremental fair value of awards modified during fiscal year	—
Increase based on dividends or other earnings paid during a fiscal year prior to vesting date of award	—
Total Adjustments	$(486,954)

Bradley Wiemann
Adjustments to Determine Compensation "Actually Paid" for PEO	2026
Deduction for amounts reported under the "Stock Awards" column in the SCT	$—
Deduction for amounts reported under the "Option Awards" columns in the SCT	—
Increase for fair value of awards granted during fiscal year that remain unvested as of year-end	—
Increase for fair value of awards granted during fiscal year that vest during year	—
Increase/deduction for change in fair value from prior fiscal year-end to current year-end of awards granted prior to year that were outstanding and unvested as of fiscal year-end	28,946
Increase/deduction for change in fair value from prior fiscal year-end to vesting date of awards granted prior to year that vested during the fiscal year	9,548
Deduction of fair value of awards granted prior to fiscal year that were forfeited during fiscal year	—
Increase based upon incremental fair value of awards modified during fiscal year	484,465
Increase based on dividends or other earnings paid during a fiscal year prior to vesting date of award	—
Total Adjustments	$522,959

Non-PEO NEOs
Adjustments to Determine Compensation "Actually Paid" for Non-PEO NEOs	2026
Deduction for amounts reported under the "Stock Awards" column in the SCT	$(108,673)
Deduction for amounts reported under the "Option Awards" columns in the SCT	—
Increase for fair value of awards granted during fiscal year that remain unvested as of year-end	21,234
Increase for fair value of awards granted during fiscal year that vest during year	11,687
Increase/deduction for change in fair value from prior fiscal year-end to current year-end of awards granted prior to year that were outstanding and unvested as of fiscal year-end	68,100
Increase/deduction for change in fair value from prior fiscal year-end to vesting date of awards granted prior to year that vested during the fiscal year	89,113
Deduction of fair value of awards granted prior to fiscal year that were forfeited during fiscal year	—
Increase based upon incremental fair value of awards modified during fiscal year	—
Increase based on dividends or other earnings paid during a fiscal year prior to vesting date of award	—
Total Adjustments	$81,461

Relationship Between Pay and Performance

We believe the tables above shows the alignment between compensation actually paid to the Named Executive Officers and the Company’s performance, consistent with our compensation philosophy as described in the CD&A. The charts below present a graphical comparison of compensation actually paid to our PEO and the average compensation actually paid to our Non-PEO NEOs set forth in the Pay Versus Performance Table above, as compared against the following performance measures: the Company's (1) TSR; (2) Net Income, and (3) Operating Income.

Compensation Actually Paid (CAP) vs Total Shareholder Return (in thousands)
$2,500
$2,000
$1,500
$1,000
$500
$0
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
$439
$250
$54
$670
$377
$78
$1,257
$643
$151
$2,058
$452
$405
$204
$812
$1,783
$611
$319
2022
2023
2024
2025
2026
Cap to Reece Kurtenbach
Average CAP to Non-PEO NEOs
CAP to Bradley Wiemann
CAP to Ramesh Jayaraman
Total Shareholder Return

Compensation Actually Paid (CAP) vs Net Income (in thousands)
$2,500
$2,000
$1,500
$1,000
$500
$0
$60,000
$40,000
$20,000
$0
($20,000)
$439
$250
$592
$670
$377
$6,802
$1,257
$643
$34,621
$2,058
$452
$405
$(10,121)
$812
$1,783
$611
$45,376
2022
2023
2024
2025
2026
Cap to Reece Kurtenbach
Average CAP to Non-PEO NEOs
CAP to Bradley Wiemann
CAP to Ramesh Jayaraman
Net Income (in thousands)

Compensation Actually Paid (CAP) vs Operating Income (in thousands)
$2,500
$2,000
$1,500
$1,000
$500
$0
$100,000
$80,000
$60,000
$40,000
$20,000
$0
$439
$250
$4,046
$670
$377
$21,388
$1,257
$643
$87,115
$2,058
$452
$405
$33,118
$812
$1,783
$611
$60,848
2022
2023
2024
2025
2026
Cap to Reece Kurtenbach
Average CAP to Non-PEO NEOs
CAP to Bradley Wiemann
CAP to Ramesh Jayaraman
Operating Income (in thousands)

The chart below presents a graphical comparison of the Company's TSR to the Peer Group TSR for the five fiscal years covered by the Pay Versus Performance table.

Tabular Disclosure of the Most Important Measures to Link Compensation Actually Paid to Company Performance

The list below contains the financial performance measures that the Company considers the most important in linking CAP to our PEO and other NEOs, for Fiscal 2026, to Company performance. The below financial performance measures are not ranked.

Performance Measures
Revenue
Operating Income
Gross Profit

AUDIT COMMITTEE REPORT

The Audit Committee Report shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act. This Audit Committee Report also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

The function of the Audit Committee is to assist the Board of Directors in fulfilling its legal, fiduciary and oversight responsibilities as they relate to our accounting and financial reporting process and procedures, systems of internal control, the external audit process and independent audit firm selection, and to monitor legal and regulatory compliance.

Management is responsible for the Company’s consolidated financial statements and reporting process, the system of internal control over financial reporting, and legal and regulatory compliance.

Deloitte is our independent registered public accounting firm. They are responsible for expressing an opinion on the conformity of the audited consolidated financial statements with accounting principles generally accepted in the United States and an assessment of our internal controls over financial reporting in accordance with the standards of the United States Public Company Accounting Oversight Board (PCAOB).

The Audit Committee reviewed and discussed with management and Deloitte our audited consolidated financial statements as of and for the fiscal year ended May 2, 2026, to be included in the Form 10-K. With respect to such consolidated financial statements, the Audit Committee reports as follows:

•The Audit Committee reviewed and discussed with management and Deloitte the results of management's assessment and Deloitte's audit of the effectiveness of the Company's internal control over financial reporting.

•The Audit Committee reviewed and discussed with management and Deloitte the significant accounting policies, including their quality and acceptability, applied by management in the preparation of our consolidated financial statements, as well as alternative treatments; significant estimates and judgments applied by management in the preparation of our consolidated financial statements; and management's and Deloitte's judgment with respect to risk assessment.

•The Audit Committee discussed with Deloitte the matters required by the relevant standards of the PCAOB and other applicable regulations.

•The Audit Committee received from Deloitte the written disclosures and the letter required by applicable requirements of PCAOB Rule 3526, Communications with Audit Committees Concerning Independence, regarding Deloitte’s independence, and has reviewed and pre-approved fees charged by Deloitte and considered whether the provision of such non-audit services to us is compatible with Deloitte’s independence, and has discussed with Deloitte the matter of Deloitte’s independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that our audited consolidated financial statements for the fiscal year ended May 2, 2026 be included in the Form 10-K for filing with the SEC.

Mark Bowser, Chairperson
John P. Friel
Dr. Lance D. Bultena

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

We have adopted a procedure called "householding," which has been approved by the SEC. Under this procedure, we are delivering only one copy of our Internet Notice or, for to multiple stockholders who have requested paper copies of the Annual Report to Stockholders and Proxy Statement, one copy of our Annual Report to Stockholders and this Proxy Statement, as applicable, to multiple stockholders who have made such requests and who share the same address, unless we have received contrary instructions from one or more of the stockholders. Stockholders who participate in householding will continue to be able to access and receive separate Proxy Cards or voting instruction cards. In addition, some banks, brokers, trustees, and other nominees may be participating in this practice of householding our Internet Notice or other proxy materials. This practice benefits us and our stockholders because it reduces the volume of duplicate information received at a stockholder’s address and helps reduce our expenses. Stockholders who share an address and receive multiple copies of Internet Notice or other proxy materials may request only one copy of these materials by contacting their bank, broker, trustee, or other nominee record holder or by contacting the Company as described in the next paragraph.

Stockholders that have previously received a single set of our Internet Notice or other proxy materials may request their own copies with respect to Fiscal 2026 or in future years by contacting their bank, broker, trustee, or other nominee record holder or by contacting the Company as described in the next sentence. We will also deliver promptly separate paper copies of our Internet Notice or other proxy materials to any stockholder upon written request sent to Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota 57006, Attention: Investor Relations, or upon verbal request by calling (605) 692-0200.

AVAILABLE INFORMATION

The Annual Report, including financial statements for Fiscal 2026, is being provided with this Proxy Statement. The Annual Report is not incorporated in this Proxy Statement and is not deemed to be a part of this Proxy Statement.

The Annual Report can also be accessed on our website at www.daktronics.com by selecting "Investors" at the bottom of the website under "Our Company" and then "Annual Reports and Proxy" under the heading "Financial Information." Any person whose proxy is solicited by this Proxy Statement will be provided, upon request and without charge, with a copy of the Annual Report. Please submit such requests to Daktronics, Inc., 201 Daktronics Drive, Brookings, South Dakota 57006, Attention: Investor Relations, or by calling (605) 692-0200.

By Order of the Board of Directors,

Shawna Hanson
Secretary

APPENDIX A
FORM OF PROXY

DAKTRONICS

NAME & ADDRESS HERE

As a stockholder of Daktronics, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m. Eastern Time on September 15, 2026.

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

Vote Your Proxy on the Internet:
Go to https://AALvote.com/DAK
Have your proxy card available when you access the above website.
Follow the prompts to vote your shares.

Vote Your Proxy by Phone:
Call 1-866-804-9616
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

Vote Your Proxy by Mail:
Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided.

CONTROL NUMBER

▼ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▼

DAKTRONICS, INC.

ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 16, 2026 AT 4:30 p.m. CENTRAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF DAKTRONICS, INC.

The undersigned, revoking all prior proxies heretofore given, hereby appoints Andrew Siegel (Chairman of the Board) and Shawna Hanson (Corporate Secretary), and each of them, as proxies, attorneys and agents, with full power of substitution, to vote all shares of common stock of Daktronics, Inc., a Delaware corporation, that the undersigned would be entitled to vote at the Annual Meeting of Stockholders scheduled to be held on September 16, 2026 at 4:30 p.m. Central Time, including at any adjournments, postponements, or continuations thereof, with all powers that the undersigned would possess if personally present.

If no designation is made, the shares will be voted as the Board of Directors recommends, as indicated on the reverse side and in the discretion of the proxy upon such other matters as may properly come before the Annual Meeting.

NAME & ADDRESS HERE

BARCODE HERE

CONTROL NUMBER

Address Change:
(If you noted any Address Changes above, please mark box.) ☐

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Signature ______________________________

Date ______________________________

Title ______________________________

Signature (Joint Owners) ______________________________

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company, or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person.

The Proxy Statement is available at:
https://web.viewproxy.com/DAK/2026AM

▼ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▼

When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted "FOR" Proposals 1, 2, and 3.

Your Board of Directors recommends a vote "FOR" all the nominees listed in proposal 1 and "FOR" proposals 2 and 3.

Please mark your votes like this ☒

NOMINEES:	FOR	AGAINST	ABSTAIN
(1) Dr. Lance Bultena	☐	☐	☐
(2) Dr. José-Marie Griffiths	☐	☐	☐

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

Note: To conduct any other business properly brought before the Annual Meeting or any adjournment, postponement, or rescheduling thereof.